UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                     FORM 10
                   GENERAL FORM FOR REGISTRATION OF SECURITIES
     Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934



                            LATITUDE SOLUTIONS, INC.
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Nevada                                          26-1284382
------------------------------------                   -------------------------
  State or other jurisdiction of                        IRS Identification No.
   incorporation or organization


                      190 NW Spanish River Blvd., Suite 101
                              Boca Raton, FL 33431
          ------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                     Issuer's telephone number: (561) 417-0644

           Securities to be registered under Section 12(b) of the Act:

   Title of each class to be so                        Name of each exchange
            registered                                 on which each class is
                                                          to be registered
------------------------------------                  -------------------------
          Not Applicable                                   Not Applicable


           Securities to be registered under Section 12(g) of the Act:

                                  COMMON STOCK
                            -----------------------
                                (Title of class)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One).

----------------------------- -------  ------------------------------ ---------
Large accelerated filer         [___]  Accelerated filer                  [___]
----------------------------- -------  ------------------------------ ---------
Non-accelerated filer           [___]  Smaller reporting company          [_X_]
(Do not check if a smaller
 reporting company)
----------------------------- -------  ------------------------------ ---------

                                TABLE OF CONTENTS


                                                                           PAGE
                                TITLE                                     NUMBER
-----------------------------------------------------------------------   ------

Item 1   BUSINESS                                                            2

Item 1A  RISK FACTORS                                                        8

Item 2   FINANCIAL INFORMATION                                               15

Item 3   PROPERTIES                                                          21

Item 4   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
         OWNERS AND MANAGEMENT                                               22

Item 5   DIRECTORS AND EXECUTIVE OFFICERS                                    24

Item 6   EXECUTIVE COMPENSATION                                              27

Item 7   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                      31

Item 8   LEGAL PROCEEDINGS                                                   31

Item 9   MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
         COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                       32

Item 10  RECENT SALES OF UNREGISTERED SECURITIES                             33

Item 11  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED             47

Item 12  INDEMNIFICATION OF DIRECTORS AND OFFICERS                           48

Item 13  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA                         48

Item 14  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
         AND FINANCIAL DISCLOSURE                                            49

Item 15  FINANCIAL STATEMENTS AND EXHIBITS                                   49

GENERAL

THE FOLLOWING IS A SUMMARY OF SOME OF THE INFORMATION CONTAINED IN THIS DOCUMENT. UNLESS THE CONTEXT REQUIRES OTHERWISE, REFERENCES IN THIS DOCUMENT TO "LSI," "WE," "US", "OUR" OR THE "COMPANY" ARE TO LATITUDE SOLUTIONS, INC. AND ITS SUBSIDIARIES.

ITEM 1. BUSINESS
----------------

HISTORY

Latitude Solutions, Inc. (hereafter "LSI" or "the Company") was originally incorporated in the State of Idaho on June 10, 1983 to acquire and develop mineral claims located in the Miller Mountain Mining District near Idaho City, Idaho. Because the Company did not have the necessary funds to maintain the claims and continue to pay the necessary assessment fees related to the claims, the claims were abandoned in 1997 and written off. In March 2007, we changed our corporate domicile from the State of Idaho to the State of Nevada by effecting a change of domicile merger with a Nevada corporation named Genex Biopharma, Inc. that was created in October 2005. We then changed the name of the surviving Nevada Corporation to GMMT, Inc.

In July 2009, we affected a reverse stock split of our issued and outstanding shares of common stock on a one share for 23.1975 shares basis. As a result of the stock split, the number of shares of our issued and outstanding common stock was decreased to approximately 500,000 shares. The reverse stock split did not alter the par value of our common stock and, accordingly, the reverse split did not affect our total stockholders' equity. The reverse stock split was unanimously approved by our board of directors and by a majority of our stockholders by written consent.

Latitude Solutions, Inc., through three subsidiaries, has operations based upon its proprietary technologies. Latitude Clean Tech Group, Inc. provides products, processes and solutions for contaminated water applications. 6709800 Canada, Inc. dba GpsLatitude, the Company's second subsidiary, is the technology/software/hardware group, which provides wireless telemetry/live video streaming and security products for Mobile Assets, Public Security, Corporate and National Security applications. Trinity Solutions, Inc., the Company's third operating subsidiary, is the Company's internal business marketing subsidiary which provides sales and marketing support to the other subsidiaries. We maintain offices in Boca Raton, Florida; Denver, Colorado; Montreal, Quebec, Canada; Alberta, Canada and Riyadh, Saudi Arabia. Our principal executive offices are located at 190 NW Spanish River Blvd., Suite 101, Boca Raton, Florida 33431 and our telephone number is (561) 417-0644. The Company maintains a website at www.lsiworldwide.com, such website is not incorporated into or a part of this filing.

ACQUISITION OF 6709800 CANADA, INC. OPERATING AS GPSLATITUDE, TRINITY SOLUTIONS, INC., AND LATITUDE CLEAN TECH GROUP, INC.

On March 24, 2009, we entered into agreements to acquire 6709800 Canada, Inc. dba GpsLatitude, Trinity Solutions, Inc. and Latitude Clean Tech Group, Inc. through our wholly-owned subsidiary, GMMT Acquisitions, Inc. ("GMMT Acquisitions") Under the terms of the agreements, GMMT Merger, Inc. ("GMMT Merger") acquired 50% of the issued and outstanding shares of 6709800 Canada dba GpsLatitude and 100% of all the stock in Trinity Solutions, Inc. and Latitude Clean Tech Group, Inc. GMMT Acquisitions then merged with and into GMMT Merger, with GMMT Merger, Inc. being the surviving corporate entity. In consideration for the acquisitions, we issued to the stockholders of GMMT Merger 19.5 million shares of common stock, post split to reflect the 1 share for 23.1975 shares basis that we affected prior to the closing of the transaction. Upon completion of the acquisitions, we changed our corporate name to Latitude Solutions, Inc.

The final corporate structure is as follows:

                                          LATITUDE SOLUTIONS, INC.
                                           (A Nevada Corporation)

                                         Harvey Kaye, CEO-Director
                              Jan Rowinski, Executive Vice-President-Director
                         Warren V. Blasland, Jr., Executive Vice President-Director
                                        Matthew Cohen, CFO, Director
                                /                  /                    \
                               /                  /                      \
                              /                  /                        \
                             /                  /                          \

LATITUDE CLEAN TECH GROUP, INC.      TRINITY SOLUTIONS, INC.                6709800 CANADA, INC.
   (A Florida Corporation)           (A Florida Corporation)                  (DBA GPSLATITUDE)
 (Wholly-owned subsidiary of       (Wholly-owned subsidiary of       (A Canadian Corporation) 50% owned
   Latitude Solutions, Inc.)        Latitude Solutions, Inc.)      subsidiary of Latitude Solutions, Inc.
Warren Blasland, CEO-Director                                       Jan Rowinski, President/CEO-Director


LATITUDE SOLUTIONS, INC.

Following the acquisitions, our proprietary technologies and operations reside in three subsidiaries, discussed in greater detail under Operational Divisions.

     LATITUDE CLEAN TECH GROUP, INC. ("LCTG")

Latitude Clean Tech Group, Inc., a wholly-owned subsidiary, is a Florida corporation and is the contaminated water remediation company. LCTG provides products, processes and solutions for contaminated water issues resulting from various oil/gas drilling operations including water used in hydraulic fractionizing of wells, contaminated water relating to the Alberta oil sands, and mining operations producing contaminated water.

     6709800 CANADA, INC. OPERATING AS GPSLATITUDE

GpsLatitude is a Canadian corporation and is the Company's technology/software hardware group, which provides wireless telemetry/live video streaming security products to mobile assets and people.

     TRINITY SOLUTIONS, INC. ("TRINITY SOLUTIONS")

Trinity Solutions is a Florida corporation designed to provide the Company with marketing and sales capabilities to identify the opportunities available for federal and state contracts and other governmental business opportunities.
Trinity Solutions has entered into a strategic alliance with Applied Geo Technologies, a tribally chartered corporation wholly owned by the Mississippi Band of Choctaw Indians d/b/a Chahta Enterprises. This strategic alliance will allow us to actively compete for and participate in technology and government related contracts.

Each of our three subsidiaries contains proprietary technologies, research and development capabilities for new products as well as marketing capabilities for both government and commercial sectors.

OUR STRATEGY

The Company is initially focusing its sales and marketing efforts on government and large corporate clients. In light of the increasing issues related to major industrial produced water pollution, mining, oil/ natural gas (hydraulic fracturing), contaminated water related issues, together with ever increasing expenditures for defense, surveillance and anti-terrorism requirements, there is a growing market for the Company's technologies, both domestically and possibly internationally.

The Company's growth is expected to be accelerated by virtue of its strategic alliances with companies, such as General Dynamics, Bell Canada and environmental remediation companies, oil and mining extraction operators and government related opportunities.

LATITUDE CLEAN TECH GROUP, INC. ("LATITUDE CLEAN TECH GROUP")

Latitude Clean Tech Group's proprietary Electrolytic Precipitation (EP)(TM) technology provides a cost effective, efficient and environmentally sound means of treating the large amounts of contaminated water resulting from oil and gas extraction projects worldwide. The Company has the exclusive worldwide license for a proprietary EP technology which has proven to be highly scalable into large industrial applications as well as smaller special use operations. Further, the Company has filed a U.S. provisional patent application reflecting recent new technology breakthroughs. The technology can provide high pollutant removal efficiencies of a wide variety or both organic and inorganic pollutants from water. The Company's technology requires a small footprint and is configured for mobile capability.

         ALBERTA OIL SANDS

One of the world's worst ecological disasters can be found in the Oil Sands tailings ponds mining operations in the Fort McMurray/Fort McKay areas of Alberta, Canada. As a result of oil recovery operations, tailings ponds which contain residual contaminated water have been deposited in a man-made lake of some 50 square miles which continues to expand. Latitude Clean Tech Group has accelerated its efforts to introduce and deploy its proprietary water treatment technology to address the environmental issues related to the extraction of oil from the Oil Sands in Alberta and is in discussions with CNRL, Shell and Syncrude.

         HYDRAULIC FRACTURING-SHALE BEDS, OIL GAS SHALE BEDS

Latitude Clean Tech Group is aggressively developing opportunities relating to the remediation of the large volumes of contaminated water resulting from the use of hydraulic fracturing process in various shale deposits particularly the Barnett Shale in Texas and the Marcellus shale located in New York, Pennsylvania and Ohio.

         LATITUDE   CLEAN  TECH   GROUP,   INC.  &  LAURINO   CONSULTING   GROUP
         (www.laurino-consulting.com)

Recognizing the long term effects of the British Petroleum (BP) oil spill in the Gulf of Mexico, Latitude Clean Tech Group has entered into a collaborative agreement with the Laurino Group. Commodore Dante Laurino, CEO of Laurino Consulting Group, also serves the nation as a volunteer as the Assistant National Commodore of the Readiness-Support Group of the U.S. Coast Guard Auxiliary. Together we have entered into a number of discussions with both government and private entities to provide a comprehensive plan to deal with the Gulf disaster.

                                   CLEAN TECH
                               MARKET APPLICATIONS
                                      WATER
--------------------------------------------------------------------------------
200 GPM & LARGER                            200 GPM & SMALLER
----------------------------------------    ------------------------------------
A.  OIL/GAS                                 A.  MILITARY POTABLE WATER
-----------                                 --------------------------
1.       Alberta Oil Sands                  1.       Support Troops in Field
2.       Shale Bed; Frac & Product H2O      2.       Military Bases
----------------------------------------    ------------------------------------
----------------------------------------    ------------------------------------
B.  MINE WASTES                             B. TRIBAL (U.S. & CANADA)
---------------                             -------------------------
1.       Gold Mines                         1.       Potable Water
2.       Copper Mines                       2.       Sanitary Wastes
3.       Diamond Mines
4.       Coal Mines
----------------------------------------    ------------------------------------

6709800 CANADA, INC. DBA GPSLATITUDE ("GPSLATITUDE ") - TECHNOLOGY/SOFTWARE HARDWARE GROUP

         GPSLATITUDE

GpsLatitude offers a line of secure, intelligent, mobile wireless gateways that offer secure, cost effective and always-on live data exchange between any remote mobile device to a control center and back to any mobile device(s). This data exchange is available on a global scale. The technologies' ability to inexpensively capture and transmit real time, full environment (360o) video and audio as well as sophisticated telemetry and wireless data allows for a broad range of applications.

GpsLatitude's technology is focused into the following markets:

   -Early responders, Police, Firefighters
   -Public Transportation
   -Military
   -Broadcast

The Company has established a marketing strategic alliance with U.S. defense contractor, General Dynamics, as well as with Bell Canada to jointly market the Company's technologies. Additionally, the Royal Canadian Mounted Police (RCMP) are utilizing the Company's products.

TRINITY SOLUTIONS, INC. ("TRINITY SOLUTIONS") - SALES AND MARKETING DEVELOPMENT GROUP

Trinity Solutions is designed to maximize the opportunities available for federal and state contracts and other business opportunities. Trinity Solutions is designed to provide Latitude Solution's other business units, strategic partners and licensees with advantages to capture portions of these funds by utilizing strategic business alliances with selected tribes and other governmental strategic relationships.

Marketing advantages in the federal marketplace result from the unique contract bidding status of tribal "Super Certified" (8a, Hub Zone, Small Disadvantaged Business (SDB), and Disadvantaged Business Entity (DBE)) accreditation derived from the Small Business Administration and the U.S. Department of Transportation.

Latitude Solutions, Inc.'s subsidiaries contain proprietary technologies, research and development capabilities for new products as well as robust marketing capabilities for both government and commercial sectors. Combined with its Tribal alliances, Latitude Solutions, Inc. has capability to provide its subsidiaries' strategic partners and licensee's access to the markets for the future by addressing the needs of critical governmental departments which receive full budget funding for defense, anti-terrorism and critical infrastructure needs as part of the nation's new infrastructure stimulus package.

FACILITIES

The corporate headquarters for Latitude Solutions, Inc. operates out of Boca Raton, Florida, and operates out of an office building that occupies over 3,000 square feet. This space also includes our corporate headquarters for Latitude Clean Tech Group, Inc. and Trinity Solutions, Inc. The space is rented under a lease agreement for a period of 5 years and an annual rent of $66,000.

GpsLatitude is headquartered in Montreal, Canada and is operating in a facility that is currently owned by one of its partners, Jacques Faguy. We recently entered into a lease agreement that provides 3,750 square feet located in Saint-Laurent, Quebec for a period of 10 years. As part of the lease agreement, we pay $32,500 annually in rent.

NUMBER OF PERSONS EMPLOYED

As of October 31, 2010, the Company including its divisions has 16 full-time employees and 1 part-time employee.

PLAN OF OPERATIONS

------------------- -- ---------------------------------------------------------
4th Quarter 2010       o        Filing of Form 10 Registration Statement
                       o        Commencement Revenue
                       o        The initial deployment of plant facilities
                       o        Training, installation of first unit and sales
                       o        Additional IP filed with the U.S. Patent Office
------------------- -- ---------------------------------------------------------
1st Quarter 2011       o        Completion of the 2010 Audit
                       o        Continuing pursuit of revenue
                       o        Delivery of units ordered
------------------- -- ---------------------------------------------------------
2nd Quarter 2011       o        Increasing sales efforts
                       o        Delivery of ordered units
------------------- -- ---------------------------------------------------------
3rd Quarter 2011       o        Increasing sales efforts
                       o        Delivery of ordered units
------------------- -- ---------------------------------------------------------

Our Budget for operations in next year is as follows:

                                     MAXIMUM
Operational Expenses:
   Legal Fees (Registration Statement)                                 $50,000
   Legal Fees (Other)                                                  $43,000
   Accounting                                                          $75,000
   Transfer Agent Fees                                                 $45,000
   Salaries                                                         $2,356,000
   Rent                                                               $176,750
   Finance Costs                                                      $550,000
   Advertising                                                        $341,000
   Business Development                                               $195,000
   Travel and Entertainment                                           $496,000
  Insurances                                                           $99,000
                                                      -------------------------
                                                                    $4,426,750

Based on our current cash reserves of $213,637 we have an operational budget of six months. We have not generated any revenues to date. We account for our ownership in GpsLatitude as an equity investment recognizing gains and losses on that investment. During the six months ended June 30, 2010, GpsLatitude recognized $360,000 in revenues from its operational activities. If we are unable to begin to generate enough revenue, through our other subsidiaries, to cover our operational costs, we will need to seek additional sources of funds. Currently, we have NO committed source for any funds as of date hereof. No representation is made that any funds will be available when needed. In the event funds cannot be raised if and when needed, we may not be able to carry out our business plan and could fail in business as a result of these uncertainties.

The independent registered public accounting firm's report on the Company's financial statements as of December 31, 2009, and for each of the years in the two-year period then ended, includes a "going concern" explanatory paragraph, that describes substantial doubt about the Company's ability to continue as a going concern.

GOVERNMENT REGULATION

Following the acquisition of GpsLatitude and Trinity Solutions, our business became subject to certain government regulations and dealing with various government agencies. Certain GpsLatitude products rely on global positioning systems that are controlled, monitored, maintained and operated by the United States Department of Defense, which does not currently charge users for access to satellite signals. The U.S. government may revise or add to existing policies that could change the way users of the systems do business. Also, global positioning system technology is dependent on the use of the Standard Positioning Service ("SPS") provided by U.S. Government satellites, which operate in radio frequency bands that are globally allocated for radio navigation satellite services. The assignment of spectrum is controlled by the International Telecommunications Union ("ITU"). The Federal Communications Commission ("FCC") is responsible for the assignment of spectrum for non-government use in the U.S., in accordance with ITU regulations. Any ITU or FCC reallocation of radio frequency spectrum, including frequency band segmentation or sharing of spectrum, could cause interference with the reception of signals, which could affect the utility and reliability of equipment. Any new technologies and services, such as ultra-wideband technologies, which GpsLatitude may propose, will have to be approved by the FCC.

We also intend to take advantage of certain opportunities available for federal and state contracts and business opportunities. In making proposals to seek federal funds to exploit these opportunities, we will encounter various government agencies that will have control over the selection of recipients and the type of opportunities available.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTIES/ASSETS

   Real Estate.             None.

   Title to properties.     None.

   Patents. Patent Application #US 61/356,027 for "Method and for producing high volumes of clean water by Electro Coagulation

   Trademarks               Integrated Water Technologies Serial # 85020427
                            Integrated Water Systems Serial #85019655
                            Integrated Water Solutions Serial #85019721
                            Clean Tech Serial #85066606
                            Electro Precipitation Serial #85066594

ITEM 1A. RISK FACTORS
---------------------

                           FORWARD LOOKING STATEMENTS

THIS REGISTRATION STATEMENT INCLUDES FORWARD-LOOKING STATEMENTS, INCLUDING, WITHOUT LIMITATION, STATEMENTS RELATING TO LSI'S PLANS, STRATEGIES, OBJECTIVES, EXPECTATIONS, INTENTIONS AND ADEQUACY OF RESOURCES. THESE FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND OTHER FACTORS THAT MAY CAUSE LSI'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, AMONG OTHERS, THE FOLLOWING: ABILITY OF LSI TO IMPLEMENT ITS BUSINESS STRATEGY; ABILITY TO OBTAIN ADDITIONAL FINANCING; LSI'S LIMITED OPERATING HISTORY; UNKNOWN LIABILITIES ASSOCIATED WITH FUTURE ACQUISITIONS; ABILITY TO MANAGE GROWTH; SIGNIFICANT COMPETITION; ABILITY TO ATTRACT AND RETAIN TALENTED EMPLOYEES; AND FUTURE GOVERNMENT REGULATIONS; AND OTHER FACTORS DESCRIBED IN THIS REGISTRATION STATEMENT OR IN OTHER OF LSI'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. LSI IS UNDER NO OBLIGATION, TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

                RISK FACTORS RELATING TO THE COMPANY AND BUSINESS

The following risk factors, as well as all other information set forth elsewhere in this registration statement, should be carefully considered before purchasing any of the shares of our common stock.

LSI HAS LIMITED WORKING CAPITAL AND LIMITED CASH FUNDS.

The capital needs of LSI are projected to be $4,500,000 during the first 12 months of operations as outlined in the 12 Month Budget on Page 6. Such funds are not fully committed.

LSI has limited funds, and such funds may not be adequate to carry out the business plan. The ultimate success of LSI may depend upon its ability to raise additional capital. LSI has investigated the availability, source, or terms that might govern the acquisition of additional capital. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to LSI. If not available, LSI's operations will be limited to those that can be financed with its modest capital.

WE HAVE NO REVENUES TO SUSTAIN OUR OPERATIONS.

We are currently developing our business and have generated no revenues. We are not able to predict whether we will be able to develop our business and generate significant revenues. If we are not able to complete the successful development of our business plan, generate significant revenues and attain sustainable operations, then our business will fail.

WE WILL INCUR EXPENSES IN CONNECTION WITH OUR SEC FILING REQUIREMENTS AND WE MAY NOT BE ABLE TO MEET SUCH COSTS, WHICH COULD JEOPARDIZE OUR FILING STATUS WITH THE SEC.

We expect to incur operational expenses as a result of becoming a public company in order to meet the filing requirements of the SEC. We may see an increase in our legal and accounting expenses as a result of such requirements. We estimate such costs on an annualized basis to be approximately $75,000, which includes both the annual audit and the review of the quarterly reports by our auditors. These costs can increase significantly if the Company is subject comment from the SEC on its filings and/or we are required to file supplemental filings for transactions and activities. If we are not compliant in meeting the filing requirements of the SEC, we could lose our status as a 1934 Act Company, which could compromise our ability to raise funds.

WE HAVE A MINIMAL OPERATING HISTORY, SO INVESTORS HAVE NO WAY TO GAUGE OUR LONG TERM PERFORMANCE.

Our current operations were begun in March 2009. During the six months ended June 30, 2010, we did not recognize revenues from our operational activities. During the six months ended June 30, 2010, we recognized a net loss of ($2,441,863) on a consolidated basis ($1,355,405) during the three months ended June 30, 2010. We must be regarded as a development venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. Our venture must be considered highly speculative.

OUR SUCCESS DEPENDS SUBSTANTIALLY ON THE CONTINUED RETENTION OF CERTAIN KEY PERSONNEL AND OUR ABILITY TO HIRE AND RETAIN QUALIFIED PERSONNEL IN THE FUTURE TO SUPPORT OUR GROWTH.

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all. As a result, our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. While we depend on the abilities and participation of our current management team generally, we have a particular reliance upon Mr. Harvey Kaye, Chief Executive Officer and Mr. Matthew J. Cohen, Chief Financial Officer. The loss of the services of Mr. Kaye or Mr. Cohen for any reason could significantly impact our business and results of operations.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTEREST WHICH MAY NOT BE RESOLVED FAVORABLY TO US.

Certain conflicts of interest may exist between us and our officers and directors. Our Officers and Directors have other business interests to which they devote their attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us.

LSI IS A HOLDING COMPANY, AND THERE ARE LIMITATIONS ON ITS ABILITY TO RECEIVE DISTRIBUTIONS FROM ITS SUBSIDIARIES.

We conduct all of our operations through subsidiaries and are dependent upon dividends or other intercompany transfers of funds from our subsidiaries to meet our obligations. Moreover, some of our subsidiaries are currently, or are expected in the future to be, limited in their ability to pay dividends or make distributions to us by the terms of their financing agreements. We cannot make any assurances that we will be able to continue to fund our activities in such manner.

OUR OFFICERS AND DIRECTORS ARE THE MAJORITY SHAREHOLDERS OF THE COMPANY. AS SUCH, THERE IS A POSSIBILITY OF THEM CONTROLLING THE COMPANY TO THE DETRIMENT OF OUTSIDERS.

Messrs. Kaye, Cohen, Blasland and Rowinski, officers and directors of the Company, are majority shareholders of the Company. As such they will be able to control the operations and the direction of the Company with very little outside influence.

In addition, all are directors of the Company and as such have the ability to approve and set their employment agreements and compensation with very little outside influence. In addition, the employment agreements of all four individuals provide for a cash bonus of equivalent to 15% of the prior twelve
(12) month's annual compensation, contingent on the Company reaching revenue, and gross profit targets per year as defined in writing with the Board of Directors before the commencement of each fiscal year.

               RISK FACTORS RELATING TO THE COMPANY'S SUBSIDIARIES

LATITUDE CLEAN TECH GROUP, GPSLATITUDE AND TRINITY SOLUTIONS HAVE LIMITED OPERATING HISTORIES AND LSI HAS BEEN INACTIVE FOR SEVERAL YEARS. IF WE FAIL TO GENERATE PROFITS IN THE FUTURE, WE MAY EXHAUST OUR CAPITAL RESOURCES AND BE FORCED TO DISCONTINUE OPERATIONS.

Latitude Clean Tech Group and Trinity Solutions were organized in 2009 and have a limited operating history. GpsLatitude was created in February 2007, specifically to develop and design mobile wireless products and also has a limited operating history. The potential for us to generate profits following the completion of the acquisition depends on many factors, including the following:

         o our ability to secure adequate funding to facilitate the anticipated business plan and goals of GpsLatitude, Latitude Clean Tech Group and Trinity Solutions;

         o the size and timing of future client contracts, milestone achievement, service delivery and client acceptance;

         o success in developing, maintaining and enhancing strategic relationships with potential business partners;

         o actions by competitors towards the development and marketing of technologies, products and services that will compete directly with ours;

         o        the costs of maintaining and expanding operations; and

         o        our ability to attract and retain a qualified work force.

We cannot assure you that following the acquisitions we will achieve any of the foregoing factors or realize profitability in the immediate future or at any time.

SOME OF OUR GPSLATITUDE PRODUCTS RELY ON A GLOBAL POSITIONING SYSTEM THAT MAY BE SUBJECT TO TECHNOLOGICAL DIFFICULTIES AND FAILURES.

Certain GpsLatitude's products rely on a global positioning system, which is a satellite-based navigation and positioning systems consisting of a constellation of orbiting satellites. The satellites and their ground control and monitoring stations are maintained and operated by the United States Department of Defense, which does not currently charge users for access to the satellite signals. These satellites and their ground support systems are complex electronic systems subject to electronic and mechanical failures and possible sabotage. The satellites were originally designed to have lives of 7.5 years and are subject to damage by the hostile space environment in which they operate. However, of the current deployment of satellites in place, some have been operating for more than 13 years. If a significant number of satellites were to become inoperable, unavailable or are not replaced, it would impair the current utility GpsLatitude's global positioning system products and have a material negative effect on our business. In addition, there can be no assurance that the U.S. government will remain committed to the operation and maintenance of global positioning system satellites over a long period, or that the policies of the U.S. government that provide for the use of the system without charge and without accuracy degradation, will remain unchanged. Any curtailment of the operating capability of the satellites could result in decreased user capability for some of GpsLatitude's products, thereby impacting markets and prospective sales.

ANY REALLOCATION OF RADIO FREQUENCY SPECTRUM COULD CAUSE INTERFERENCE WITH THE RECEPTION OF GLOBAL POSITIONING SYSTEM SIGNAL, WHICH COULD HARM GPSLATITUDE BUSINESS.

Global positioning system technology is dependent on the use of the Standard Positioning Service ("SPS") provided by U.S. Government satellites. A global positioning system operates in radio frequency bands that are globally allocated for radio navigation satellite services. The assignment of spectrum is controlled by an international organization known as the International

Telecommunications Union ("ITU"). The Federal Communications Commission ("FCC") is responsible for the assignment of spectrum for non-government use in the U.S. in accordance with ITU regulations. Any ITU or FCC reallocation of radio frequency spectrum, including frequency band segmentation or sharing of spectrum, could cause interference with the reception of signal and may materially and adversely affect the utility and reliability of GpsLatitude products, which would, in turn, have a material adverse effect on operating results. In addition, emissions from mobile satellite service and other equipment operating in adjacent frequency bands or in band, may materially and adversely affect the utility and reliability of our products, which could result in a material adverse effect on our operating results. The FCC continually receives proposals for new technologies and services, such as ultra-wideband technologies, which may seek to operate in, or across, the radio frequency bands currently used by the GPS SPS. Adverse decisions by the FCC that result in harmful interference to the delivery of the signal may materially and adversely affect the utility and reliability of GpsLatitude products, which could result in a material adverse effect on our business and financial condition.

IF WE FAIL TO KEEP UP WITH CHANGES AFFECTING OUR TECHNOLOGY AND THE MARKETS THAT WE SERVICE, WE WILL BECOME LESS COMPETITIVE AND THUS ADVERSELY AFFECT FUTURE FINANCIAL PERFORMANCE.

We expect that a significant portion of our future revenue will be derived from sales of newly introduced technology and products. In order to remain competitive and serve customers effectively, we must respond on a timely and cost-efficient basis to changes in technology, industry standards and procedures and customer preferences. In some cases these changes may be significant and the cost to comply with these changes may be substantial. Also, there can be no assurance that development stage products can be successfully completed or, if developed, will achieve significant customer acceptance. We may need to license new technologies to respond to technological change. These licenses may not be available to us on terms that we can accept or may materially change the gross profits that we are able to obtain on our products. We cannot assure you that we will be able to adapt to any technological and product changes in the future or that we will have the financial resources to keep up with changes in the marketplace. Also, the cost of adapting to new technology, products and services may have a material and adverse effect on our operating results.

FAILURE TO OBTAIN REQUIRED CERTIFICATIONS OF OUR PRODUCTS ON A TIMELY BASIS COULD HARM OUR BUSINESS.

We have certain products that are subject to certifications before they can be sold. To the extent required, certification is an expensive and time-consuming process that requires significant focus and resources. An inability to obtain, or excessive delay in obtaining, such certifications could have an adverse effect on our ability to introduce some of our existing or new products.

WE RELY ON INDEPENDENT DEALERS AND DISTRIBUTORS TO SELL OUR PRODUCTS AND ANY DISRUPTION TO THESE CHANNELS WOULD HARM OUR BUSINESS.

Because we anticipate marketing a majority of our products to independent dealers and distributors, we are subject to many risks, including risks related to their inventory levels and support for our products. If dealers and distributors do not have sufficient levels of inventory, or if they do not maintain sufficient levels to meet customer demand, our sales could be negatively impacted.

BECAUSE OF THE PRODUCTS AND SERVICES WE WILL OFFER, WE MAY BECOME SUBJECT TO SIGNIFICANT PRODUCT LIABILITY EXPOSURE.

We will be dependent on third party suppliers for various components used in our current technology and products. Some of the components that we procure from third party suppliers include semiconductors and memory chips, batteries and microprocessors, some of which are the sole source of the components. The cost, quality and availability of components are essential to the successful production and sale of our products. Any significant disruption in the source of these components could seriously impact production of our products and seriously harm our ability to market these products.

IF WE ARE UNABLE TO COMPETE EFFECTIVELY WITH EXISTING OR NEW COMPETITORS, OUR RESULTING LOSS OF COMPETITIVE POSITION COULD RESULT IN PRICE REDUCTIONS, FEWER CUSTOMER ORDERS, REDUCED MARGINS AND LOSS OF MARKET SHARE.

There are numerous competitors in the market places in which we will be marketing our products and we expect competition to increase in the future. Many of our competitors have significantly greater financial, technical and marketing resources than we do. These competitors may be able to respond more rapidly to new or emerging technologies or changes in customer requirements. They may also be able to devote greater resources to the development, promotion and sale of their products. Increased competition could result in price reductions, fewer customer orders, reduced margins and loss of market share. Our failure to compete successfully against current or future competitors could seriously harm our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO MANAGE FUTURE GROWTH EFFECTIVELY, WHICH COULD ADVERSELY AFFECT OUR OPERATIONS AND FINANCIAL PERFORMANCE.

The ability to manage and operate our business as we execute our development and growth strategy will require effective planning. Significant rapid growth could strain management and internal resources and cause other problems that could adversely affect our financial performance. We expect that our efforts to grow will place a significant strain on personnel, management systems, infrastructure and other resources. Our ability to manage future growth effectively will also require us to successfully attract, train, motivate, retain and manage new employees and continue to update and improve our operational, financial and management controls and procedures. Further, our ability to successfully offer our products and implement our business plan in a rapidly evolving market requires an effective planning and management process. We plan to increase the scope of our operations domestically and our anticipated growth in future operations will continue to place, a significant strain on our management systems and resources. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

GROSS MARGINS FOR OUR PRODUCTS MAY FLUCTUATE OR ERODE IN THE FUTURE.

Our future overall gross margin may fluctuate from period to period due to a number of factors, including product mix, competition and unit volumes. In particular, the average selling prices of a specific product tend to decrease over that product's life. To offset such decreases, we intend to rely primarily on component cost reduction, obtaining yield improvements and corresponding cost reductions in the manufacture of existing products and on introducing new products that incorporate advanced features and therefore can be sold at higher average selling prices. However, there can be no assurance that we will be able to obtain any such yield improvements or cost reductions or introduce any such new products in the future. To the extent that such cost reductions and new product introductions do not occur in a timely manner or our products do not achieve market acceptance, our business, financial condition and results of operations could be materially adversely affected.

OUR BUSINESS IS SUBJECT TO ECONOMIC, POLITICAL AND OTHER RISKS ASSOCIATED WITH INTERNATIONAL SALES AND OPERATIONS.

Our business is subject to various risks associated with doing business internationally. We estimate that approximately 20% of our net sales in the next 12 months could represent products shipped to international destinations. Accordingly, our business, financial condition and results of operations could be harmed by a variety of international factors, including:

         o        changes in foreign currency exchange rates;

         o changes in a specific country's or region's political or economic conditions, particularly in emerging markets;

         o trade protection measures and import or export licensing requirements;

         o        potentially negative consequences from changes in tax laws;

         o difficulty in managing widespread sales and manufacturing operations;

         o        acts of war, terrorism, or political unrest; and

         o        less effective protection of intellectual property.

If any of these risks become reality, we would most likely experience business difficulties that would negatively affect our results of operations.

                  RISKS RELATING TO OWNERSHIP LSI COMMON STOCK

THERE IS A LIMITED TRADING MARKET FOR LSI'S COMMON STOCK, THEREBY LIMITING A SHAREHOLDERS' OPPORTUNITY TO SELL SUCH COMMON STOCK.

Currently, only a limited trading market exists for LSI's common stock. The common stock trades on the "Pink Sheets" under the symbol "LATI.PK." The Pink Sheets is a limited market and subject to substantial restrictions and limitations in comparison to the NASDAQ system. Any broker/dealer that makes a market in the Company's stock or other person that buys or sells LSI stock could have a significant influence over its price at any given time. LSI cannot assure its shareholders that a greater market for LSI's common stock will be sustained. There is no assurance that LSI's common stock will have any greater liquidity than shares that do not trade on a public market. A shareholder may be required to retain their shares for an indefinite period of time, and may not be able to liquidate their shares in the event of an emergency or for any other reasons.

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF OUR SECURITIES.

We are a "penny stock" company. Our securities currently trade on the Pink Sheets market and are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent shareholder losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

THE COMPANY WILL PAY NO FORESEEABLE DIVIDENDS IN THE FUTURE.

LSI has not paid dividends on its common stock and do not ever anticipate paying such dividends in the foreseeable future.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON LSI STOCK PRICE.

All of the outstanding shares of common stock are held by LSI present officers, directors, and affiliate stockholders as "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

LSI INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

There may be substantial dilution to LSI shareholders as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

LSI STOCK WILL IN ALL LIKELIHOOD BE THINLY TRADED AND AS A RESULT AN INVESTOR MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF THE INVESTOR NEEDS TO LIQUIDATE SHARES.

The shares of LSI's common stock is thinly-traded in the Pink Sheets, meaning that the number of persons interested in purchasing LSI common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that LSI is a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if LSI came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as LSI or purchase or recommend the purchase of any of LSI's securities until such time as LSI becomes more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in LSI securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on securities price. LSI cannot give you any assurance that a broader or more active public trading market for LSI common securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, LSI can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if the investor needs money or otherwise desires to liquidate the securities of LSI.

TRADING IN OUR SHARES IN THE PUBLIC MARKET WILL MOST LIKELY BE VOLATILE BECAUSE OF FACTORS BEYOND OUR CONTROL.

There can be no assurance that our shares will continue to be quoted on the Pink Sheets or that they will be accepted for trading on the OTC Bulletin Board or other recognized trading market, or that if they are, there will be an active trading market for the shares. Accordingly, it could be difficult for holders of our common stock to liquidate their shares.

The  market  price  of  our  common  stock  could  be  subject  to   significant
fluctuations and the market price could be subject to any of the following factors:

         o        our failure to achieve and maintain profitability;

         o changes in earnings estimates and recommendations by financial analysts;

         o actual or anticipated variations in our quarterly and annual results of operations;

         o        changes in market valuations of similar companies;

         o        announcements   by  us  or  our   competitors  of  significant
                  contracts,    new    services,    acquisitions,     commercial
                  relationships, joint ventures or capital commitments;

         o        loss of significant clients or customers;

         o        loss of significant strategic relationships; and

         o        general market, political and economic conditions.

In the past, following periods of extreme volatility in the market price of a company's securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert our management's time and attention, which would otherwise be used to benefit our business.


ITEM 2.  FINANCIAL INFORMATION
------------------------------

MANAGEMENTS' DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH OUR UNAUDITED AND AUDITED CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED HEREIN.

THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS, SUCH AS STATEMENTS RELATING TO OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS, PLANS, OBJECTIVES, FUTURE PERFORMANCE AND BUSINESS OPERATIONS. THESE STATEMENTS RELATE TO EXPECTATIONS CONCERNING MATTERS THAT ARE NOT HISTORICAL FACTS. THESE FORWARD-LOOKING STATEMENTS REFLECT OUR CURRENT VIEWS AND EXPECTATIONS BASED LARGELY UPON THE INFORMATION CURRENTLY AVAILABLE TO US AND ARE SUBJECT TO INHERENT RISKS AND UNCERTAINTIES. ALTHOUGH WE BELIEVE OUR EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, THEY ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. BY MAKING THESE FORWARD-LOOKING STATEMENTS, WE DO NOT UNDERTAKE TO UPDATE THEM IN ANY MANNER EXCEPT AS MAY BE REQUIRED BY OUR DISCLOSURE OBLIGATIONS IN FILINGS WE MAKE WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE FEDERAL SECURITIES LAWS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM OUR FORWARD-LOOKING STATEMENTS.

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S REPORT ON THE COMPANY'S FINANCIAL STATEMENTS AS OF DECEMBER 31, 2009 INCLUDES A "GOING CONCERN" EXPLANATORY PARAGRAPH THAT DESCRIBES SUBSTANTIAL DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN.

The following table sets forth a modified version of our Consolidated Statements of Operations that is used in the following discussions of our results of operations:

RESULTS OF OPERATIONS

COMPARISON OF THE SIX MONTHS ENDED JUNE 30, 2010 WITH THE SIX MONTHS ENDED JUNE 30, 2009

                                                                    FOR THE SIX MONTHS ENDED JUNE 30,
                                                    ---------------------------------------------------------------
                                                                                                 CHANGE
                                                                                      -----------------------------
                                                         2010            2009               $               %
                                                    --------------- ----------------  -------------- --------------
REVENUES                                            $            -  $             -   $           -              -%
                                                    --------------- ----------------  -------------- --------------
OPERATING EXPENSES
       Legal and accounting expense                         80,207           14,933          65,274          437.1%
       Consulting Fees                                     282,750          193,092          89,658           46.4%
       Rent expense                                         25,335           30,000   (       4,665) (        15.5)%
       Salaries expense                                    216,550           40,000         176,550          441.3%
       Travel expense                                       62,976           74,533   (      11,557) (        15.5)%
       General and administrative                          161,898           26,376         135,522          513.8%
                                                    --------------- ----------------  -------------- --------------
      Total Expenses                                       829,716          378,934         450,782          118.9%
                                                    --------------- ----------------  -------------- --------------
LOSS FROM OPERATIONS                                (      829,716) (       378,934)        450,782          118.9%
                                                    --------------- ----------------  -------------- --------------

OTHER EXPENSES
Acquisition expense
Finance costs                                            1,454,200          256,000       1,198,200          468.0%
Interest expense                                            50,561                -          50,561          100.0%
Equity in losses to investee                               107,386                -         107,386          100.0%
                                                    --------------- ----------------  -------------- --------------
TOTAL OTHER EXPENSE                                 (    1,612,147) (       256,000)      1,356,147          529.7%
                                                    --------------- ----------------  -------------- --------------
NET LOSS                                            (    2,441,863) (       634,934)      1,806,929          284.5%
                                                    --------------- ----------------  -------------- --------------

LOSS PER SHARE BASIC AND DILUTED                    $(        0.11) $(         1.32)  $        1.21           91.6%
                                                    =============== ================  ============== ==============

WEIGHTED AVERAGE OUTSTANDING SHARES
  Basic and Diluted                                     22,544,421          481,029
                                                    =============== ================


REVENUES

The Company did not recognize any revenue during the six months ended June 30, 2010 or 2009 from its operational activities. However, GpsLatitude has achieved revenues of $360,000 in pilot project revenue, and the Company accounts for the transaction under the equity method of accounting, therefore, all accounting for GpsLatitude is presented through the balance sheet of the Company.

OPERATING EXPENSES

Operating expenses for the six months ended June 30, 2010 were $829,716 as compared to $378,934 for the same period last year. The increase of $450,782 or 118.9% was primarily caused by an increase of $176,550 salary expense, $89,658 increase in consulting fees and $135,522 increase in general and administrative expenses, offset by a $4,665 decrease in rent expense and a $11,557 decrease in travel expense. Future operating expenses are expected to increase related to the operating expenses associated with our continued marketing initiatives and technical demonstrations.

LOSS FROM OPERATIONS

Loss from operations for the six months ended June 30, 2010 was $829,716 compared to a loss of $378,934 for the same period last year having an increase of $450,782 or 118.9%. The increase in the loss from operations in 2010 versus 2009 was due to the increases in operating expenses identified above.

INTEREST EXPENSE

Interest expense was $50,561 for the six months ended June 30, 2010 as compared to $0 for the six months ended June 30, 2009, an increase of $50,561 or 100%. The increase during the six months ended June 30, 2010 over the prior period was due to the Company's notes payable that were converted into common stock and related to actual and accrued interest expense.

NET LOSSES

During the six months ended June 30, 2010, the Company recognized a net loss of $2,441,863 compared to a net loss of $634,934 during the six months ended June 30, 2009. Net losses increased by $1,806,929 during the year ended June 30, 2010 when compared to the six months ended June 30, 2009. The primary reasons for this increase was an increase in operating expenses of $450,782, combined with the $1,198,200 increase in finance costs, a non-cash expenditure, which was the value of the liabilities for derivative instruments caused by the increase in debt financing. Equity in losses to investee for the six months ended June 30, 2010 was $107,386.

LIQUIDITY AND CAPITAL RESOURCES

At June 30, 2010, the Company has total current assets of $213,687, consisting solely of cash on hand. At June 30, 2010, the Company has total current liabilities of $3,360,104, consisting of accounts payable and accrued liabilities of $717,386, a related party note payable of $10,400, convertible debt of $2,059,011 and a due to investee in the amount of 573,307. The Company has a working capital deficit of $3,146,417.

Net cash used by operating activities was $770,555, during the six months ended June 30, 2010, compared to net cash used of $387,147 for the same period in the prior year. During the six months ended June 30, 2010, the net loss of $2,441,863 was offset by an increase in due to investee along with non-cash expenses of $1,454,200 in financing costs, $130,256 in common stock issued for services, $13,184 in depreciation expenses and $128,508 in equity losses in its investee. During the six months ended June 30, 2009, a net loss of $634,934 was reconciled for the non-cash item of $256,000.

The Company's net cash used in investing activities was $472,091 for the six months ended June 30, 2010 compared to net cash used in investing activities of $0 for the same period last year. During the six months ended June 30, 2010, the Company invested approximately $264,072 in equipment and another $102,000 in intangible assets. An additional $106,019 was a capital contribution to the Company's investee, GpsLatitude.

The Company's net cash provided by financing activities was $1,454,200 for the six months ended June 30, 2010 compared to net cash provided by financing activities of $409,500 for the same period prior year. During the six months ended June 30, 2010, the Company received $1,454,200 in proceeds from the issuance of convertible debt.

As of June 30, 2010, the Company issued various convertible notes payable amounting to 1,454,200. These convertible notes mature at various times within six months from date of issuance, have an interest rate of 7% and include a beneficial conversion feature which allows the holder to convert the notes into common stock at a conversion price at $1.00 a share. In connection with these convertible notes, the Company issued warrants expiring five years from the date of issuance, which allow the holders to purchase up to 1,454,200 shares of common stock at $1.25 per share and issued a share of common stock for every dollar borrowed which entitles the note holders to receive up to 1,454,200 additional shares of common stock.

The Company issued 1,005,950 of the additional shares during the six month ended June 30, 2010; consequently the remaining additional shares to be issued by the Company have resulted in a liability to issue stock of $94,472 as of June 30, 2010. As of June 30, 2010, $825,811 in notes payables have reached their maturity date and $221,000 of this amount has been converted to stock.

Convertible debt with beneficial conversion features, whereby the conversion feature is "in the money", is accounted for in accordance with the guidelines established by ASC-470-20, "Debt with conversion and other Options." The relative fair market value of the beneficial conversion feature and other embedded features are individually valued at fair market value and are either expensed or amortized over the term of the related instruments. Since the holders are fully vested with respect to these features, the Company has recognized the respective values of these features of the proceeds received as financing costs and not as a discount in the accompanying financial statements.











                  (REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

RESULTS OF OPERATIONS

COMPARISON OF THE YEAR ENDED DECEMBER 31, 2009 WITH THE YEAR ENDED DECEMBER 31, 2008

                                                                FOR THE YEARS ENDED DECEMBER 31,
                                               --------------------------------------------------------------------
                                                                                             CHANGE
                                                                                  ---------------------------------
                                                    2009              2008                $                %
                                               ----------------  ---------------  -----------------   -------------

REVENUES                                       $            -    $           -    $             -               -%
                                               ----------------  ---------------  -----------------   -------------
OPERATING EXPENSES
       Legal and accounting expense                    53,282           52,428                854             1.6%
       Consulting Fees                                878,393           52,500            825,893          1573.1%
       Rent expense                                    57,341           22,000             35,341           160.6%
       Salaries expense                                20,988           38,000            (17,012)          (44.8)%
       Travel expense                                 141,601           42,428             99,173           233.7%
        General and administrative                     89,239           15,351             73,888           481.3%
                                               ----------------  ---------------  -----------------   -------------
      Total Expenses                                1,240,844          222,707          1,018,137           457.2%
                                               ----------------  ---------------  -----------------   -------------
LOSS FROM OPERATIONS                           (    1,240,844)   (     222,707)        (1,018,137)          457.2%
                                               ----------------  ---------------  -----------------   -------------

OTHER EXPENSES
Acquisition expense                                   350,000                -            350,000            100.%
Finance costs                                         825,811                -            825,811            100.%
Interest expense                                       24,405                -             24,405            100.%
Equity in losses to investee                           49,728                -             49,728            100.%
                                               ----------------  ---------------  -----------------   -------------
TOTAL OTHER EXPENSE                                 1,249,944                -          1,249,944             100 %
                                               ----------------  ---------------  -----------------   -------------
NET LOSS                                       (    2,490,788)   (     222,707)        (2,268,081)       (1,018.4)%
                                               ----------------  ---------------  -----------------   -------------

LOSS PER SHARE                                 $        (1.06)   $       (0.50)   $         (0.56)         (112.0)%

WEIGHTED AVERAGE OUTSTANDING SHARES
  Basic and Diluted                                 2,342,017          447,172


REVENUES

The Company did not recognize any revenue from its operations during the years ended December 31, 2009 and 2008. During the year ended December 31, 2009, the Company had completed construction of its water plant with a capacity to treat 200 gallons per minute. While currently being used for demonstrations, we expect to utilize this facility to initiate the generation of revenues during the year ended December 31, 2010.

OPERATING EXPENSES

Operating expenses for the year ended December 31, 2009 were $1,240,844 as compared to $222,707 for the year ended December 31, 2008, an increase of $1,018,137 or 457.2%. The increase was primarily caused by an increase of $825,893 in consulting fees related to the deployment of staff to supervise and operate our equipment in the field and an increase in travel related expenses of $99,173 which resulted from our proof of concept customer demonstrations. Additional increases of $35,341 in rent expense and $73,888 in general and administrative expenses contributed to the increase over the prior year.

LOSS FROM OPERATIONS

Loss from operations for the year ended December 31, 2009 was $1,240,844 compared to a loss of $222,707 for the year ended December 31, 2008, an increase of $1,018,137 or 457.2%. The increase in the loss from operations in 2009 versus 2008 was due to the increases in operating expenses identified above.

INTEREST EXPENSE

Interest expense was $24,405 for the year ended December 31, 2009 as compared to $0 for the year ended December 31, 2008, an increase of $24,405 or 100%. This amount is a result of the Company's notes payable that were converted into common stock and related to actual and accrued interest expense.

NET LOSSES

During the year ended December 31, 2009, the Company recognized a net loss of $2,490,788 compared to $222,707 for the year ended December 31, 2008. The Company's net loss increased $2,268,081 during the year ended December 31, 2009 when compared to the year ended December 31, 2008. The primary reasons for this increase was an increase in operating expenses of $1,018,137, plus an increase in the value of the liabilities for derivative instruments of $825,811 caused by the increase in debt financing. The amount of $350,000 is attributed to the acquisition of the public shell. Interest on convertible notes amounted to $24,405 for the fiscal year 2009. Equity in losses of investee for 2009 was $49,728.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2009, the Company had total current assets of $2,133, consisting solely of cash on hand. At December 31, 2009, we had total current liabilities of $1,478,048, consisting of $602,261 in accounts payable and accrued liabilities, $10,400 related party payable, convertible debt of $825,811 and a liability to issue common stock of $39,576. At December 31, 2009, the Company has a working capital deficit of $1,475,915.

Net cash used in operating activities was $958,716 for the year ended December 31, 2009, compared to $209,393 for the year ended December 31, 2008. This increase in cash used relates to the significantly higher cash expenses during the year ended December 31, 2009 due to an increase in operating activities including an increase in consulting and travel expenses. During the year ended December 31, 2009, net losses of $2,490,788 were offset by non-cash items of $825,811 in financing costs, $167,301 in common stock for services, $773 in depreciation expense and $49,728 in equity loss in the GpsLatitude investment.

The Company's net cash used in investing activities was $20,981 for the year ended December 31, 2009 compared to net cash used in investing activities of $0 for the year ended December 31, 2008. In 2009 the Company invested $20,981 in equipment.

The Company's net cash provided by financing activities was $980,973 for the year ended December 31, 2009 compared to net cash provided by financing activities of $210,250 for the year ended December 31, 2008. During the year ended December 31, 2009, the Company received $825,811 in proceeds from the issuance of convertible debt and $155,162 from the sale of common stock.

As of December 31, 2009, the Company had $825,811 of convertible notes payable. These convertible notes mature at various times within six months from date of issuance, have an interest rate of 7% and include a beneficial conversion feature which allows the holder to convert the notes into common stock at a conversion price of $1.00 a share. In connection with these convertible notes, the company issued warrants expiring five years from the date of issuance which allow the holders to purchase up to 825,811 shares of common stock at $1.25 per share and issued a share of common stock for every dollar borrowed which entitles the note holders to receive up to 825,811 additional shares of common stock. Since the holders are fully vested with respect to these instruments, the Company has recognized the respective values of these features of the proceeds received of $825,811 as financing costs and not as a discount in the accompanying financial statements.

The Company issued 601,261 of the additional shares during the fourth quarter; consequently the Company has recorded a liability to issue stock of $39,576 as of December 31, 2009. None of the convertible notes had been converted as of December 31, 2009. Additionally, $256,000 of the above mentioned convertible notes have reached maturity date as of December 31, 2009 and at December 31, 2009 were in default.

Convertible debt with beneficial conversion features, whereby the conversion feature is "in the money", is accounted for in accordance with the guidelines established by ASC-470-20, "Debt with conversion and other Options." The relative fair market value of the beneficial conversion feature and other embedded features are individually valued at fair market value and are either expensed or amortized over the term of the related instruments.

NEED FOR ADDITIONAL FINANCING

The Company anticipates the need for an additional $6-$10 million in financing over the next twelve months in order to fund the building of additional water units which is marketed under the Companies trade mark brand named Integrated Water Systems(TM), additionally the building and designing of the GpsLatitude systems. Management is currently exploring several financing alternatives including both debt and equity financing. However there can be no assurances that these alternatives will come to fruition or that if the Company needs to raise capital for working capital purposes, it will be successful.

The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of the Company to continue as a going concern. There are no assurances that the Company will be able to achieve and sustain profitable operations or continue as a going concern.

ITEM 3. PROPERTIES
------------------

Our executive offices are located at 190 NW Spanish River Blvd., Suite 101, Boca Raton, Florida 33431 and the telephone number is (561) 417-0644 and the facsimile number is (561) 417-0506. We pay a monthly charge of $5,500 to use the office space for our operations. The lease has a term of 5 years. This space also includes our corporate headquarters for Latitude Clean Tech Group, Inc. and Trinity Solutions, Inc.

GPSLATITUDE

GpsLatitude is headquartered in Montreal, Canada and is operating in a facility that is currently owned by one of its partners, Jacques Faguy. We recently entered into a new lease agreement that provides 3,750 square feet located in Saint-Laurent, Quebec for a period of 10 years. As part of the lease agreement, we pay $32,500 annually in rent.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
----------------------------------------------------------------------

The following table sets forth information with respect to the beneficial ownership of LSI's outstanding common stock by:

         o each person who is known by LSI to be the beneficial owner of five percent (5%) or more of LSI common stock;

         o        LSI's Chief Executive Officer,  its other executive  officers,
                  and  each  director  as  identified  in  the   "Management  --
                  Executive Compensation" section; and

         o all of the Company's directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of the date of this document into shares of LSI common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information below is based on the number of shares of LSI's common stock that LSI believes was beneficially owned by each person or entity as of October 31, 2010.

As of October 31, 2010, there are currently 100,000,000 common shares authorized and 27,641,305 shares are issued and outstanding.












                  (REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

     TITLE OF CLASS           NAME AND ADDRESS OF BENEFICIAL OWNER (1)       AMOUNT AND NATURE OF      PERCENT OF
                                                                             BENEFICIAL OWNERSHIP        CLASS
------------------------- ------------------------------------------------- ------------------------ ---------------
Common Stock              Harvey Kaye, Chief Executive Officer, President                 3,999,920          14.47%
                          and Chairman of Latitude Solutions, Inc. (2)

Common Stock              Matthew J. Cohen, Chief Financial Officer and                   1,283,333           4.64%
                          Director of Latitude Solutions, Inc. / Hawk
                          Management Group, Inc.  (3)

Common Stock              Warren V. Blasland, Jr., Executive Vice                         1,230,333           4.45%
                          President and Director of Latitude Solutions,
                          Inc. and Chief Executive Officer of Latitude
                          Clean Tech Group, Inc.

Common Stock              Jan Rowinski, Executive Vice President and                      2,892,084          10.46%
                          Director of Latitude Solutions, Inc. and Chief
                          Executive Officer and President of GpsLatitude

Common Stock              Kenneth Koock, Director of Latitude Solutions,                    100,000          <0.01%
                          Inc.
                                                                            ------------------------ ---------------
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (5 PERSONS)                               9,505,670          34.03%
                                                                            ======================== ===============

GREATER THAN 5% SHAREHOLDERS
---------------------------------------------------------------------------
Common Stock              Aladin Gaston                                                   1,608,750           5.82%

Common Stock              H. Deworth Williams                                             1,575,082           5.69%

Common Stock              Ed Cowle                                                        1,564,315           5.65%

Common Stock              Jacques Faguy/Micro-Innovations, Inc. (4)                       1,608,750           5.82%
------------------------- -------------------------------------------------

(1) The address of each person listed below, unless otherwise indicated, is c/o 190 NW Spanish River Blvd., Suite 101, Boca Raton, Florida 33431.

(2) Mr. Kaye holds 2,023,960 shares of common stock beneficially through his wife and 1,975,960 shares directly.

(3) Mr. Cohen, holds his share beneficially through Hawk Management Group, Inc., a company of which his wife is the sole shareholder.

(4) Mr. Faguy holds 975,000 shares of common stock directly. He holds 633,750 shares beneficially through Micro-Innovation, Inc. a corporation of which he is an officer, director and majority shareholder.

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Included in this table are only those derivative securities with exercise prices that LSI believes have a reasonable likelihood of being "in the money" within the next sixty days.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS
-----------------------------------------

The following table sets forth information as to persons who currently serve as LSI's directors or executive officers, including their ages as of October 31, 2010.

         NAME                  AGE                POSITION
----------------------------- ----- --------------------------------------------

Harvey Kaye                    70   Chief Executive Officer, President and
                                    Chairman of Latitude Solutions, Inc.

Matthew J. Cohen               52   Chief Financial Officer and Director of
                                    Latitude Solutions, Inc.

Warren V. Blasland, Jr.        65   Executive Vice President and Director of
                                    Latitude Solutions, Inc. and Chief Executive
                                    Officer of Latitude Clean Tech Group, Inc.

Jan Rowinski,                  57   Executive Vice President and Director of
                                    Latitude Solutions, Inc. and Chief Executive
                                    Officer/President of GpsLatitude

Kenneth Koock                  68   Director of Latitude Solutions, Inc.

LSI officers are elected by the board of directors at the first meeting after each annual meeting of LSI shareholders and hold office until their successors are duly elected and qualified under LSI bylaws.

The directors named above will serve until the next annual meeting of LSI's stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors absent any employment agreement. There is no arrangement or understanding between the directors and officers of LSI and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

BIOGRAPHICAL INFORMATION

HARVEY KAYE, CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT

Mr. Kaye was appointed as an officer and director of Latitude Solutions, Inc. on March 24, 2009. Mr. Kaye is formally Chairman and CEO of Gulfstream Capital Group, Inc., from 1993 to May 2008, a merchant banking, consulting and financial advisory organization, which provides advisory and corporate finance services to both public and private companies. Mr. Kaye has more than 30 years of experience in providing financing, strategic planning and administrative leadership to both large and small companies as an entrepreneur, investment banker, chairman, chief executive officer and director. Gulfstream has acted in a merchant banking, financial advisory and strategic planning capacity for numerous corporations, both public and private.

Currently, Mr. Kaye is on the Board for Angstrom Technologies, a security company that is engaged in manufacturing UV chemicals and scanners and other products for the security industry. Mr. Kaye has a BS in business from Temple University.

MATTHEW J. COHEN, CHIEF FINANCIAL OFFICER AND DIRECTOR

Mr. Cohen was appointed as an officer March 24, 2009 and to the board of Latitude Solutions, Inc. on April 30, 2010. Mr. Cohen formerly served as Chief Financial Officer of Cavit Sciences from July 2008 to June 2009; a publicly traded company, and has also been the Chief Executive Officer and Chief Financial Officer of Genio Group, Inc. from July 2004 to June 2006 , a public company, as well as a member of its board of directors. Prior to these engagements, Mr. Cohen served as the Chief Financial Officer for several companies across a variety of industries including Sea Aerosupport, Inc. from June 2004 to July 2006, and Life Imaging Corporation from September 2002 to December 2003 a provider of diagnostic services and Interactive Technologies.com, Ltd., a publicly traded benefit and services company, where he continues today as a member of its board of directors. Mr. Cohen has a B.B.A. degree in Accounting from New Paltz State University, New York earned in 1980.

WARREN V. BLASLAND, JR., EXECUTIVE VICE PRESIDENT AND DIRECTOR OF LATITUDE SOLUTIONS, INC. AND CHIEF EXECUTIVE OFFICER OF LATITUDE CLEAN TECH GROUP, INC.

Mr. Blasland was appointed as an officer and to the board of Latitude Solutions, Inc. on March 24, 2009. Mr. Blasland is a Professional Engineer who has over 30 years experience in environmental engineering, including executive responsibility for the planning, design, construction and operation of waste treatment, water purification, and hazardous waste facilities. Mr. Blasland is licensed in 17 states nationwide and was President and CEO of Blasland Consulting Services, Inc., Environmental Engineers and Scientists. He is the founder and retired President and Chairman of Blasland, Bouck & Lee, Inc., and is also the founder and former Chairman of BBL Environmental Services, a national Hazardous Waste Construction Company.

JAN ROWINSKI, EXECUTIVE VICE PRESIDENT AND DIRECTOR OF LATITUDE SOLUTIONS, INC. AND CHIEF EXECUTIVE OFFICER/PRESIDENT OF GPSLATITUDE

Mr. Rowinski was appointed as an officer and to the board of directors of Latitude Solutions, Inc. on March 24, 2009. Mr. Rowinski is a corporate/business development and turn-around professional, experienced in streamlining corporations and elevating them to higher levels of performance and profit. He has introduced leading edge technologies in U.S., Canadian and International markets.

Mr. Rowinski is the Co-Founder of GpsLatitude, a provider of security solutions and wireless telemetry for mobile assets and people, including advanced cost effective, integrated mobile live video streaming, tracking and live wireless transmission solutions on available public and private radios. Mr. Rowinski was the co-founder of MicroSlate Inc., a pioneer in design and manufacture of patented, rugged mobile/wireless pen tablets, handheld and notebook computers. MicroSlate was a Provider of cost-effective mobile/wireless, end-to-end enterprise hardware/software solutions for mobile workers, including police, military, utilities, transportation, oil and gas, telecommunication and government agencies.

Mr. Rowinski is a lecturer regarding technology and mobile/wireless computing. Mr. Rowinski holds an MBA degree from McGill University, B.Sc. in Mathematics, and an Electrical Engineering (DEC).

KENNETH J. KOOCK, DIRECTOR OF LATITUDE SOLUTIONS, INC.

Mr. Koock was appointed to the Board of Directors of the Company on April 30. 2010. Mr. Koock graduated Duke University in 1963 with a B.A. and was also a graduate of St. John's Law School 1966 Juris Doctor Degree. From 1977 to 2003, he served as Vice Chairman of M.H. Meyerson & Co. where he helped lead the trading and investment departments. Currently, Mr. Koock is Chairman of the Board for Angstrom Technologies, a security company that is engaged in manufacturing UV chemicals and scanners and other products for the security industry. Mr. Koock is also Director of U.S. Aerospace, a publicly traded company involved in the aerospace industry.

CONFLICTS OF INTEREST - GENERAL.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While the officers and directors of our business are engaged full time in our business activities, the amount of time they devote to other business may be up to approximately 5 hours per week.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Certain of the officers and directors of the Company may be directors and/or principal shareholders of other companies and, therefore, could face conflicts of interest with respect to potential acquisitions. In addition, officers and directors of the Company may in the future participate in business ventures, which could be deemed to compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event the Company's officers or directors are involved in the management of any firm with which the Company transacts business. The Company's Board of Directors has adopted a policy that the Company will not seek a merger with, or acquisition of, any entity in which management serve as officers or directors, or in which they or their family members own or hold a controlling ownership interest. Although the Board of Directors could elect to change this policy, the Board of Directors has no present intention to do so. In addition, if the Company and other companies with which the Company's officers and directors are affiliated both desire to take advantage of a potential business opportunity, then the Board of Directors has agreed that said opportunity should be available to each such company in the order in which such companies registered or became current in the filing of annual reports under the Exchange Act subsequent to January 1, 1997.

The Company's officers and directors may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. It is anticipated that a substantial premium over the initial cost of such shares may be paid by the purchaser in conjunction with any sale of shares by the Company's officers and directors which is made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to the Company's officers and directors to acquire their shares creates a potential conflict of interest for them in satisfying their fiduciary duties to the Company and its other shareholders. Even though such a sale could result in a substantial profit to them, they would be legally required to make the decision based upon the best interests of the Company and the Company's other shareholders, rather than their own personal pecuniary benefit.

ANNUAL MEETING

The annual meeting of LSI stockholders is expected to be held at a future date as soon as practicable after the filing of this Form 10. This will be an annual meeting of stockholders for the election of directors. The annual meeting will be held at the LSI's principal office or at such other place as permitted by the laws of the State of Nevada and on such date as may be fixed from time to time by resolution of LSI's board of directors.

COMMITTEES OF THE BOARD OF DIRECTORS

LSI is managed under the direction of its board of directors.

The board of directors has no nominating, auditing committee or a compensation committee. Therefore, the selection of person or election to the board of directors was neither independently made nor negotiated at arm's length.

         EXECUTIVE COMMITTEE

The members of the Board of Directors serve as its executive committee.

         AUDIT COMMITTEE

The members of the Board of Directors serve as its audit committee.

PREVIOUS "BLANK CHECK" OR "SHELL" COMPANY INVOLVEMENT

Management of LSI has been involved in prior private "blank-check" or "shell" companies.

ITEM 6.  EXECUTIVE COMPENSATION
-------------------------------

The following table sets forth the fact that officers received a cash salary during the last two fiscal years. The following table sets forth this information by LSI, including salary, bonus and certain other compensation to the Company's Chief Executive Officer and named executive officers for the past two fiscal years.

                                  COMPENSATION

The table below represents the officer's compensation of the Company's Officers for the years ended December 31, 2009 and 2008, unless noted differently.

                                                                        NON-EQUITY    NON-QUALIFIED
                                                                         INCENTIVE     DEFERRED
                                                   STOCK    OPTION         PLAN       COMPENSATION  ALL OTHER
                               SALARY     BONUS    AWARDS    AWARDS    COMPENSATION     EARNINGS   COMPENSATION   TOTAL
 NAME & POSITION     YEAR       ($)        ($)       ($)       ($)          ($)           ($)          ($)         ($)
------------------- -------- ----------- --------- -------- ---------- -------------- ----------- ------------ -----------
Harvey Kaye,
Chief Executive
Officer and          2009     $159,782      $0       $0        $0           $0            $0          $0        $159,782
President (1)        2008        $0         $0       $0        $0           $0            $0          $0           $0

Matthew J. Cohen,
Chief Financial      2009     $146,000      $0       $0        $0           $0            $0          $0        $146,000
Officer(2)           2008        $0         $0       $0        $0           $0            $0          $0           $0

Warren V.
Blasland, Jr.,
Executive Vice       2009     $116,000      $0       $0        $0           $0            $0          $0        $116,000
President(3)         2008        $0         $0       $0        $0           $0            $0          $0           $0

Jan Rowinski,
Executive Vice       2009     $59,176       $0       $0        $0           $0            $0          $0        $59,176
President            2008        $0         $0       $0        $0           $0            $0          $0           $0
--------------------------

(1) The amount of $159,782 consists of a $5,000 payment made to Harvey Kaye and the balance of $154,782 paid to Gulfstream Capital Group, owned by Harvey Kaye.

(2) The amount of $146,000 consists of payments of $94,000 to Hawk Management Group, owned by Matthew Cohen's wife, and the remaining amount of $52,000 paid directly to Matthew Cohen. Pursuant to his employment agreement, Mr. Cohen receives a $700 a month automobile allowance.

(3) The amount of $115,750 consists of direct payments to Warren V. Blasland, Jr. in the amount of $83,750, the amount of $21,000 paid to Blasland Consulting and $11,000 paid to Blasland and Associates, both companies owned by Warren V. Blasland, Jr.

(4) The amount of $59,176 consists of direct payment to Jan Rowinski by LSI in the amount of $22,500 U.S., the amount of $39,865.98 Canadian, paid by GpsLatitude for consulting services to the CSI Group, a company owned by Jan Rowinski.

EMPLOYMENT AGREEMENTS

The Company entered into employment agreements as of March 31, 2009, with its key officers, as listed below. The agreements cover a five year term and provide for annual cash compensation as described below:


  NAME                        POSITION                     ANNUAL COMPENSATION
  -----------------------     ------------------------     -------------------
  Harvey Kaye                 CEO, President               $225,000
  Matthew J. Cohen            CFO                          $180,000
  Warren V. Blasland, Jr.     Executive Vice President     $180,000
  Jan Rowinski                Executive Vice President     $180,000

Described below are the compensation packages our Board approved for our executive officers. The compensation agreements were approved by our board based upon recommendations conducted by the board.

Messrs. Kaye, Cohen, Blasland and Rowinski's employment agreements provide for a cash bonus of equivalent to 15% of the prior twelve (12) month's annual compensation, contingent on the Company reaching revenue, and gross profit targets per year as defined in writing with the Board of Directors before the commencement of each fiscal year.

Messrs. Kaye, Cohen, Blasland and Rowinski's employment agreements provide for a $700 per month automobile allowance, payable on a monthly basis.

EMPLOYMENT  CONTRACTS  AND  TERMINATION  OF  EMPLOYMENT  AND   CHANGE-IN-CONTROL
ARRANGEMENTS

There are employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any of our directors or executive officers which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with us, any change in control of us, or a change in the person's responsibilities following such a change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The LSI board of directors in its entirety acts as the compensation committee for LSI.














                  (REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

                              DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid to our directors for services as directors, but not including compensation for services as officers reported in the "Summary Executives Compensation Table" during the year ended December 31, 2009:

                       FEES                                             NON-QUALIFIED
                      EARNED                            NON-EQUITY        DEFERRED
                      OR PAID     STOCK      OPTION   INCENTIVE PLAN    COMPENSATION       ALL OTHER
                      IN CASH     AWARDS     AWARDS    COMPENSATION       EARNINGS        COMPENSATION      TOTAL
    NAME       YEAR     ($)        ($)         ($)         ($)              ($)               ($)            ($)
------------- ------- --------- ---------- ---------- ---------------- ----------------- ----------------- ----------
Harvey Kaye    2009       $-0-       $-0-       $-0-             $-0-              $-0-          $159,782   $159,782
(1)

Matthew J.     2009       $-0-       $-0-       $-0-             $-0-              $-0-          $146,000   $146,000
Cohen (2)

Warren V.
Blasland,
Jr. (3)        2009       $-0-       $-0-       $-0-             $-0-              $-0-          $116,000   $116,000

Jan            2009       $-0-       $-0-       $-0-             $-0-              $-0-           $59,176    $59,176
Rowinski (4)

Kenneth        2009       $-0-    $20,000       $-0-             $-0-              $-0-              $-0-    $20,000
Koock (5)
-------------------

(1) Mr. Kaye serves as the CEO and President of the Company and receives a salary for such position. The amount of $159,782 consists of a $5,000 payment made to Harvey Kaye and the balance of $154,782 paid to Gulfstream Capital Group, owned by Harvey Kaye.

(2) Mr. Cohen serves as the CFO of the Company and receives a salary for such position. The amount of $146,000 consists of payments of $94,000 to Hawk Management Group, owned by Matthew J. Cohen's wife, and the remaining amount of $52,000 paid directly to Matthew J. Cohen.

(3) Mr. Blasland serves as an Executive Vice President of the Company and receives a salary for such position. The amount of $115,750 consists of direct payments to Warren V. Blasland, Jr. in the amount of $83,750, the amount of $21,000 paid to Blasland Consulting and $11,000 paid to Blasland and Associates, both companies owned by Warren V. Blasland, Jr.

(4) Mr. Rowinski, serves as an Executive Vice President of the Company and the President/CEO of GpsLatitude and receives a salary for such position. The amount of $59,176 consists of direct payment to Jan Rowinski by LSI in the amount of $22,500 U.S., the amount of $39,865.98 Canadian, paid by GpsLatitude for consulting services to the CSI Group, a company owned by Jan Rowinski.

(5) Mr. Koock received 100,000 shares of restricted common stock for his services as a director of the Company. The shares had a value of $20,000 or $0.20 per share.

At this time, our Directors do not receive cash compensation for serving on the LSI Board of Directors.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTERESTS AS TO CORPORATE OPPORTUNITIES WHICH WE MAY NOT BE ABLE OR ALLOWED TO PARTICIPATE IN.

Presently there is no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring business opportunity from any affiliate or officer or director.

LIMITATION ON LIABILITY AND INDEMNIFICATION

Latitude Solutions,  Inc. is a Nevada  corporation.  The Nevada Revised Statutes
(NRS) provides that the articles of incorporation of a Nevada corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 78 (concerning unlawful distributions), or
(iv) any transaction from which a director directly or indirectly derived an improper personal benefit. LSI articles of incorporation contain a provision eliminating the personal liability of directors to LSI or LSI shareholders for monetary damages to the fullest extent provided by the NRS.

The NRS provides that a Nevada corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation's articles of incorporation. LSI articles of incorporation do not contain any such limitation.

The NRS provides that a Nevada corporation may indemnify a person made a party to a Proceeding because the person is or was a director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person's conduct was in the corporation's best interests and, in all other cases, his or her conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. The Company's articles of incorporation and bylaws allow for such indemnification. A corporation may not indemnify a director in connection with any Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

The NRS, unless otherwise provided in the articles of incorporation, a Nevada corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. LSI articles of incorporation provide for indemnification of directors, officers, employees, fiduciaries and agents of LSI to the full extent permitted by Nevada law.

LSI articles of incorporation also provide that LSI may purchase and maintain insurance on behalf of any person who is or was a director or officer of LSI or who is or was serving at the request of LSI as a director, officer or agent of another enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not LSI would have the power to indemnify him or her against such liability.


                      EQUITY COMPENSATION PLAN INFORMATION

The Company has not yet established and does not have plans to establish an equity compensation plan or Incentive Stock Option Plan, at this time.



ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
------------------------------------------------------

The Company entered into several employment agreements as of March 31, 2009. The agreements cover a five year term and provide for annual cash compensation as described below:

  NAME                        POSITION                     ANNUAL COMPENSATION
  -----------------------     ------------------------     -------------------
  Harvey Kaye                 CEO, President               $225,000
  Matthew J. Cohen            CFO                          $180,000
  Warren V. Blasland, Jr.     Executive Vice President     $180,000
  Jan Rowinski                Executive Vice President     $180,000


During the year ended December 31, 2009, Mr. Koock, a director, was issued 100,000 shares of restricted common stock for his services as a director of the Company. The shares had a value of $20,000 or $0.20 per share.

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION TRANSACTION

Edward F. Cowle and H. Deworth Williams, affiliates of the Company, who together are entitled to receive a $350,000 fee that is being paid for services in connection with the acquisitions of GpsLatitude, Trinity Solutions, Inc. and Latitude Clean Tech Group, Inc. The services are for bringing the parties together, negotiating the transaction and for facilitating the acquisitions.

ITEM 8.  LEGAL PROCEEDINGS
--------------------------

LSI anticipates that it (including any future subsidiaries) will from time to time become subject to claims and legal proceedings arising in the ordinary course of business. It is not feasible to predict the outcome of any such proceedings and LSI cannot assure that their ultimate disposition will not have a materially adverse effect on LSI's business, financial condition, cash flows or results of operations. As of the filing of this Form 10, we are not a party to any pending legal proceedings, nor are we aware of any civil proceeding or government authority contemplating any legal proceeding.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
--------------------------------------------------------------------------------

MARKET INFORMATION

There is a limited public trading market for the common stock. The Company's symbol is "LATI.PK" on the OTC/BB "Pink Sheets".

                                      HIGH                 LOW
---------------------------      --------------       --------------
QUARTER ENDED:
September 30, 2010               $       4.50         $        3.50
June 30, 2010                    $       4.00         $        3.00
March 31, 2010                   $       3.00         $        2.00

                                      HIGH                 LOW
---------------------------      --------------       --------------
QUARTER ENDED:
December 31, 2009                $       2.50         $        1.25
September 30, 2009               $     5.3793         $        1.00
June 30, 2009                    $     5.7991         $      0.2320
March 31, 2009                   $     5.7991         $      5.7991

HOLDERS

As of October 31, 2010, we have approximately 233 shareholders of record of our common stock.

DIVIDENDS

As of the filing of this registration statement, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.















                  (REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES
-------------------------------------------------

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 as shown in the following tables:

SHARES ISSUED FOR PRIVATE OFFERING

                                                                         NUMBER OF        SALES PRICE
    DATE OF                                                                SHARES           (VALUE)              NATURE OF
   ISSUANCE                               NAME                             ISSUED         TRANSACTION           TRANSACTION
---------------- -- ------------------------------------------------- -- ----------- -- ---------------- -- ---------------------
6/10/2009           Blasland & Associates, LLC                                  431               $0.20     Private Offering
6/10/2009           Donald P. Blasland                                        3,233               $0.20     Private Offering
6/10/2009           Robert M. Blasland                                          431               $0.20     Private Offering
6/10/2009           Kenneth Paul Blizzard & Amy Carol Blizzard                2,156               $0.20     Private Offering
6/10/2009           James W. Bohlig                                             431               $0.20     Private Offering
6/10/2009           Brent Dooley                                              1,078               $0.20     Private Offering
6/10/2009           Mark R. George                                            5,389               $0.20     Private Offering
6/10/2009           Mark R. George                                            5,389               $0.20     Private Offering
6/10/2009           Bruce J. Holtzman                                         5,389               $0.20     Private Offering
6/10/2009           Bruce J. Holtzman                                         2,156               $0.20     Private Offering
6/10/2009           Eugene P. Hunt and Patricia J. Hunt, JTWROS               9,754               $0.20     Private Offering
6/10/2009           Eugene P. Hunt and Patricia J. Hunt, JTWROS              16,167               $0.20     Private Offering
6/10/2009           William M. Kimbrough, Trustee William M
                    Kimbrough Rev. Living Trust U/A 8/6/1993                  1,078               $0.20     Private Offering
6/10/2009           Lori J. Kirman                                            2,156               $0.20     Private Offering
6/10/2009           Rick L. Kremer and Kathleen Kremer JTWROS                 4,311               $0.20     Private Offering
6/10/2009           Richard L. Lehman                                           647               $0.20     Private Offering
6/10/2009           Dr. Nigel A. Lewis and Mrs. Lorna E. Lewis                  862               $0.20     Private Offering
6/10/2009           Michael Martin                                            2,156               $0.20     Private Offering
6/10/2009           Saturday Holdings, Inc.                                   5,389               $0.20     Private Offering
6/10/2009           Joseph R. Nicolosi                                        4,311               $0.20     Private Offering
6/10/2009           Mario Saccente                                              431               $0.20     Private Offering
6/10/2009           Edward F. Saroney, III                                    2,695               $0.20     Private Offering
6/10/2009           Donald Vanderbrook                                        1,078               $0.20     Private Offering
6/10/2009           Larry Vozzo                                                 862               $0.20     Private Offering
6/10/2009           Vroman Family Investments, LLC                              431               $0.20     Private Offering
                                                                         -----------
                    TOTAL PRIVATE OFFERING SHARES                            78,411
                                                                         ===========

EXEMPTION FROM REGISTRATION CLAIMED

Sales and issuances by Company of the unregistered securities listed above were made by the Company in reliance upon Rule 506 of Regulation D to the individuals listed above. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to the Company and its management, through pre-existing business relationships, as long standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition. Each purchaser made written representation under Rule 506 of Regulation D, including net worth and sophistication. The Company required written representation that each purchaser who was not an accredited investor, either alone or with his purchaser representative, had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the prospective investment, and the issuer reasonably believed (based on written representations) immediately prior to making any sale that the purchaser came within this description.

SHARES ISSUED FOR COMPENSATION OR SERVICES

                                                                      NUMBER OF        SALES PRICE
    DATE OF                                                            SHARES           (VALUE)              NATURE OF
   ISSUANCE                                   NAME                     ISSUED         TRANSACTION           TRANSACTION
-------------- --       ---------------------------------------- -- ----------- -- ---------------- -- ---------------------
7/27/2009               Mark Kalmbach                                  250,000               $0.20     Compensation
7/27/2009               Gene Hunt                                      150,000               $0.20     Consulting Services
7/27/2009               Barry Zeiger                                     6,500               $0.20     Consulting Services
7/30/2009         (1)   Kenneth Koock                                   50,000               $0.20     Consulting Services
10/13/2009              Evan Dooley                                     10,000               $0.20     Consulting Services
10/13/2009              Robert Bouvette                                 10,000               $0.20     Consulting Services
10/13/2009              Alvin Laroque                                   50,000               $0.20     Consulting Services
11/19/2009              Blue Future, Inc.                               25,000               $0.20     Consulting Services
11/19/2009              Nathalie St. Pierre                             10,000               $0.20     Consulting Services
11/19/2009              Wakabayashi                                    200,000               $0.20     Consulting Services
12/30/2009              Frank Bendetto                                  25,000               $0.20     Consulting Services
1/5/2010                Robert Benko                                    25,000               $0.20     Consulting Services
2/2/2010                Peter Ochinko                                   25,000               $0.20     Consulting Services
2/19/2010               Robert Benko                                    20,000               $0.20     Consulting Services
3/22/2010               MD Associates                                  200,000               $0.20     Consulting Services
3/22/2010         (1)   Kenneth Koock                                   50,000               $0.20     Consulting Services
4/19/2010               Barry Zeiger                                     8,100               $0.20     Consulting Services
4/22/2010               Brent Dooley                                     2,700               $0.20     Consulting Services
4/26/2010               Kurt Hankins & Lynette Hankins, JTWROS           7,000               $0.20     Consulting Services
4/26/2010               Clint Young                                      5,000               $0.20     Consulting Services
4/26/2010               Richard C Murphy and Julie L Murphy             20,000               $0.20     Consulting Services
4/26/2010               Lanny Thacker                                    5,000               $0.20     Consulting Services
4/26/2010               Chris Riggio                                    20,000               $0.20     Consulting Services
4/26/2010               Gary Bolhuis and Denise E Bolhuis               42,600               $0.20     Consulting Services
4/26/2010               Jerry Christopherson                            10,000               $0.20     Consulting Services





                                   -34-

                                                                      NUMBER OF        SALES PRICE
    DATE OF                                                            SHARES           (VALUE)              NATURE OF
   ISSUANCE                                   NAME                     ISSUED         TRANSACTION           TRANSACTION
-------------- --       ---------------------------------------- -- ----------- -- ---------------- -- ---------------------

4/26/2010               Neal Spear                                      10,000               $0.20     Consulting Services
4/26/2010               Richard A Impens and Anna M Impens              25,000               $0.20     Consulting Services
4/26/2010               Jerry Juhlin and Fran Juhlin                     5,000               $0.20     Consulting Services
4/26/2010               Russell Spear and Rose Spear                    10,000               $0.20     Consulting Services
4/26/2010               Don Pottoff and Jane Pottoff                    10,000               $0.20     Consulting Services
4/26/2010               Shawn Kierscht and Marie Louise Kierscht        15,000               $0.20     Consulting Services
4/26/2010               Bob Cornell Construction                        24,500               $0.20     Consulting Services
4/26/2010               Tim Meisner                                     78,000               $0.20     Consulting Services
4/26/2010               Tim Meisner                                     38,100               $0.20     Consulting Services
4/26/2010               Scott Riley                                     14,000               $0.20     Consulting Services
4/26/2010               Mark Spear and Mindi Spear                       5,000               $0.20     Consulting Services
4/26/2010               Kurt Hankins and Lynette Hankins                27,500               $0.20     Consulting Services
4/26/2010               Terry O'Kane and Peggy O'Kane                    1,000               $0.20     Consulting Services
4/26/2010               Torsten Arnold                                   5,882               $0.20     Consulting Services
8/23/2010               Buzzbahn                                       100,000               $0.20     Consulting Services
8/23/2010               Robert Carter                                  200,000               $0.20     Consulting Services
8/23/2010               Benko                                           55,000               $0.20     Consulting Services
8/23/2010         (1)   Koock                                          200,000               $0.20     Consulting Services
8/23/2010               Conrad Rodgers                                  35,000               $0.20     Consulting Services
8/23/2010               William Pritchard                               35,000               $0.20     Consulting Services
8/23/2010               John Lee                                        35,000               $0.20     Consulting Services
8/23/2010               Jerry Smith                                     35,000               $0.20     Consulting Services
8/31/2010               Brent Dooley                                    40,000               $0.20     Consulting Services
10/26/2010              Brent Dooley                                    18,500               $0.20     Consulting Services
                                                                 --------------
                        TOTAL CONSULTING SERVICES SHARES             2,249,382
                                                                 ==============
MATERIAL RELATIONSHIPS

(1)      Director

EXEMPTION FROM REGISTRATION CLAIMED

All of the sales by Company of the unregistered securities listed immediately above were made by the Company in reliance upon Section 4(2) of the Act. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to the Company and its management, through pre-existing business relationships, as long standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

SHARES ISSUED FOR THE MERGER
                                                                          NUMBER OF      SALES PRICE
    DATE OF                                                                SHARES          (VALUE)            NATURE OF
   ISSUANCE                                   NAME                         ISSUED        TRANSACTION         TRANSACTION
--------------            ----------------------------------------    --------------- ----------------    ---------------------
7/31/2009                 Blasland & Associates, LLC                            4,569              $0.21        Merger
7/31/2009                 Donald P. Blasland                                   34,267              $0.21        Merger
7/31/2009                 Robert M. Blasland                                    4,569              $0.21        Merger
7/31/2009                 Kenneth Paul Blizzard & Amy Carol Blizzard           22,845              $0.21        Merger
7/31/2009                 James W. Bohlig                                       4,569              $0.21        Merger
7/31/2009                 Brent Dooley                                         11,422              $0.21        Merger
7/31/2009                 Mark R. George                                       57,111              $0.21        Merger
7/31/2009                 Mark R. George                                       57,111              $0.21        Merger
7/31/2009                 Bruce J. Holtzman                                    57,111              $0.21        Merger
7/31/2009                 Bruce J. Holtzman                                    22,845              $0.21        Merger
7/31/2009                 Eugene P. Hunt and Patricia J. Hunt, JTWROS         103,372              $0.21        Merger
7/31/2009                 Eugene P. Hunt and Patricia J. Hunt, JTWROS         171,334              $0.21        Merger
7/31/2009                 William M. Kimbrough, Trustee William
                          M Kimbrough Rev. Living Trust U/A 8/6/1993           11,422              $0.21        Merger
7/31/2009                 Lori J. Kirman                                       22,845              $0.21        Merger
7/31/2009                 Rick L. Kremer and Kathleen Kremer, JTWROS           45,689              $0.21        Merger
7/31/2009                 Richard L. Lehman                                     6,853              $0.21        Merger
7/31/2009                 Dr. Nigel A. Lewis and Mrs. Lorna E. Lewis            9,138              $0.21        Merger
7/31/2009                 Michael Martin                                       22,845              $0.21        Merger
7/31/2009                 Saturday Holdings, Inc.                              57,111              $0.21        Merger
7/31/2009                 Joseph R. Nicolosi                                   45,689              $0.21        Merger
7/31/2009                 Mario Saccente                                        4,569              $0.21        Merger
7/31/2009                 Edward F. Saroney, III                               28,556              $0.21        Merger
7/31/2009                 Donald Vanderbrook                                   11,422              $0.21        Merger
7/31/2009                 Larry Vozzo                                           9,138              $0.21        Merger
7/31/2009                 Vroman Family Investments, LLC                        4,569              $0.21        Merger
7/31/2009                 Edward F. Cowle                                   1,564,315              $0.21        Merger
7/31/2009                 H. Deworth Williams                               1,368,958              $0.21        Merger
7/31/2009                 Geoff Williams                                      827,501              $0.21        Merger
7/31/2009                 Leonard E. Neilson                                  160,000              $0.21        Merger
7/31/2009            (1)  Hawk Management Group, Inc.                       1,283,333              $0.21        Merger
7/31/2009                 Victor Cordell                                      958,333              $0.21        Merger
7/31/2009                 Caleb V. Cordell                                     50,000              $0.21        Merger
7/31/2009                 Samuel V. Cordell                                    50,000              $0.21        Merger
7/31/2009                 Jennifer K. DiSenso                                  50,000              $0.21        Merger
7/31/2009                 Joshua V. Cordell                                    50,000              $0.21        Merger
7/31/2009                 Daniel V. Cordell                                    50,000              $0.21        Merger
7/31/2009                 David Skinner                                        25,000              $0.21        Merger
7/31/2009                 Mark Kalmbach                                        50,000              $0.21        Merger



                                      -36-

                                                                          NUMBER OF      SALES PRICE
    DATE OF                                                                SHARES          (VALUE)            NATURE OF
   ISSUANCE                                   NAME                         ISSUED        TRANSACTION         TRANSACTION
--------------            ----------------------------------------    --------------- ----------------    ---------------------

7/31/2009            (2)  Warren Blasland                                   1,230,333              $0.21        Merger
7/31/2009                 Brian Blasland                                       50,000              $0.21        Merger
7/31/2009                 Bonnie Montgomery Wagner                              1,000              $0.21        Merger
7/31/2009                 Catherine Pettygrove                                  1,000              $0.21        Merger
7/31/2009                 Tonya Moore                                           1,000              $0.21        Merger
7/31/2009            (3)  Jan Rowinski                                      1,283,334              $0.21        Merger
7/31/2009                 Harvey Klebanoff                                  2,023,960              $0.21        Merger
7/31/2009                 Helen Klebanoff                                   2,023,960              $0.21        Merger
7/31/2009                 William Kimbrough                                    10,000              $0.21        Merger
7/31/2009                 Mark George                                          50,000              $0.21        Merger
7/31/2009                 Marc Clair                                           50,000              $0.21        Merger
7/31/2009                 Robert Clair                                         25,000              $0.21        Merger
7/31/2009                 Robert Carter                                        50,000              $0.21        Merger
7/31/2009                 Julie Bloch C/F Lexie Bloch UGMA Florida             50,000              $0.21        Merger
7/31/2009                 Leonard Block and Julie Bloch                       200,000              $0.21        Merger
7/31/2009                 Randi Kant                                          200,000              $0.21        Merger
7/31/2009                 Gene Hunt                                            50,000              $0.21        Merger
7/31/2009                 Eric Clair                                            5,000              $0.21        Merger
7/31/2009                 Adam Clair                                            2,000              $0.21        Merger
                                                                          --------------
                          TOTAL MERGER SHARES                              14,624,998
                                                                          ==============
MATERIAL RELATIONSHIPS

(1)      Beneficially  Matthew  J.  Cohen,  Chief  Financial  Officer,  Latitude
         Solutions, Inc. / Hawk Management Group, Inc.

(2)      Chief Executive Officer,  Latitude Clean Tech Group, Inc. and Executive
         Vice President and Director of Latitude Solutions, Inc.

(3)      Chief Executive Officer of GpsLatitude and Executive Vice President and
         Director of Latitude Solutions, Inc.

EXEMPTION FROM REGISTRATION CLAIMED

All of the sales by Company of the unregistered securities listed immediately above were made by the Company in reliance upon Section 4(2) of the Act. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to the Company and its management, through pre-existing business relationships, as long standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.


SHARES ISSUED PURSUANT TO AGREEMENTS


                                                                NUMBER OF        SALES PRICE
    DATE OF                                                       SHARES           (VALUE)
   ISSUANCE                           NAME                        ISSUED         TRANSACTION             NATURE OF TRANSACTION
---------------- ---- ------------------------------------- -- ------------- -- --------------- -- ---------------------------------
   7/27/2009          Solucorp Industries                           500,000              $0.20     License & Purchase Agreement
   8/3/2009      (1)  Jan Rowinski                                1,608,750              $0.20     Stock Purchase Agreement
   8/3/2009           Aladin Gaston                               1,608,750              $0.20     Stock Purchase Agreement
   8/3/2009           Jacques Faguy                                 975,000              $0.20     Stock Purchase Agreement
   8/3/2009           Karen Jones                                    48,750              $0.20     Stock Purchase Agreement
   8/3/2009           Micro Innovation, Inc.                        633,750              $0.20     Stock Purchase Agreement
   3/22/2010          F & F T  William Gilmore                      600,000              $0.20     Agreement
                                                               -------------
                      TOTAL AGREEMENT SHARES                      5,975,000
                                                               =============

MATERIAL RELATIONSHIPS

(1)      President/Chief  Executive  Officer of  GpsLatitude  and Executive Vice
         President and Director of Latitude Solutions, Inc.

EXEMPTION FROM REGISTRATION CLAIMED

All of the sales by Company of the unregistered securities listed immediately above were made by the Company in reliance upon Section 4(2) of the Act. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to the Company and its management, through pre-existing business relationships, as long standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.












                  (REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)


SHARES ISSUED ON CONVERSION OF PROMISSORY NOTES IN 2009

                                                                          NUMBER OF         SALES PRICE
                                                                            SHARES            (VALUE)            NATURE OF
    DATE OF ISSUANCE                          NAME                          ISSUED          TRANSACTION         TRANSACTION
------------------------- - ----------------------------------------- -- ------------- -- ---------------- -- ----------------
11/6/2009                   Cathy E. Bell  and Roger L. Bell, JT               25,000               $0.20               Notes
11/6/2009                   Cathy E. Bell  and Roger L. Bell, JT               25,000               $0.20               Notes
                            Andrew Zebulon Besch or Katie Elizabeth
11/6/2009                   Besch, JT                                          10,000               $0.20               Notes
11/6/2009                   Donald P. Blasland                                 10,000               $0.20               Notes
11/6/2009                   Dennis Bollig and Darlene Bollig JTWROS           100,000               $0.20               Notes
11/6/2009                   John D. Brown                                      10,000               $0.20               Notes
11/6/2009                   John D. Brown                                      10,000               $0.20               Notes
11/6/2009                   Steven Chan                                         5,000               $0.20               Notes
11/6/2009                   Wayne A. Clegg                                     20,000               $0.20               Notes
11/6/2009                   Gilbert Dickson                                    25,000               $0.20               Notes
11/6/2009                   Jeremy Dickson                                     25,000               $0.20               Notes
11/6/2009                   Philip Dooley and Dana Dooley, JTWROS              10,000               $0.20               Notes
11/6/2009                   Douglas Neil Ferris and/or Maxine
                            Ferris, JTWROS                                     15,261               $0.20               Notes
11/6/2009                   David Flick & Shirley Flick, JTWROS                10,000               $0.20               Notes
11/6/2009                   Rick Fuerstenau and Marci Fuerstenau, JTWROS       18,000               $0.20               Notes
11/6/2009                   Mark R. George                                     20,000               $0.20               Notes
11/6/2009                   Kurt Hankins & Lynette Hankins, JTWROS              7,500               $0.20               Notes
11/6/2009                   Dennis Holden                                       5,000               $0.20               Notes
11/6/2009                   Bruce J. Holtzman                                  10,000               $0.20               Notes
11/6/2009                   Duane E. Hunt & Lynda B. Hunt, JT                   5,000               $0.20               Notes
11/6/2009                   Eugene Hunt and Patricia Hunt, JT                  20,000               $0.20               Notes
11/6/2009                   Eugene Hunt and Patricia Hunt, JT                  51,500               $0.20               Notes
11/6/2009                   Eugene Hunt and Patricia Hunt, JT                   9,500               $0.20               Notes
11/6/2009                   Eugene Hunt and Patricia Hunt, JT                   2,000               $0.20               Notes
11/6/2009                   Michael Martin                                     10,000               $0.20               Notes
11/6/2009                   Jelt, LLC                                          15,000               $0.20               Notes
11/6/2009                   Terry O'Kane & Peggy O'Kane, JTWROS                 7,500               $0.20               Notes
11/6/2009                   John Charles Reding                                 5,000               $0.20               Notes









                                      -39-

                                                                          NUMBER OF         SALES PRICE
                                                                            SHARES            (VALUE)            NATURE OF
    DATE OF ISSUANCE                          NAME                          ISSUED          TRANSACTION         TRANSACTION
------------------------- - ----------------------------------------- -- ------------- -- ---------------- -- ----------------
11/6/2009                    Charles James Reding or Lori Ann                  10,000               $0.20               Notes
                             Reding, JT
11/6/2009                    John Charles Reding                               10,000               $0.20               Notes
11/6/2009                    Keith Rhodes                                      10,000               $0.20               Notes
11/6/2009                    Lynda C. Schwartz                                  5,000               $0.20               Notes
11/6/2009                    James S. Shaver & Ann M. Shaver, JTWROS           10,000               $0.20               Notes
                             Lanny Thacker & Virginia Thacker,
11/6/2009                    JTWROS                                            15,000               $0.20               Notes
11/6/2009                    Mary Anne Toohey                                  10,000               $0.20               Notes
11/6/2009                    Stephen F. Walker                                 20,000               $0.20               Notes
11/6/2009                    Lance Warren                                      10,000               $0.20               Notes
11/6/2009                    Wes Werbury                                       10,000               $0.20               Notes
11/6/2009                    Edward B. Wolf                                     5,000               $0.20               Notes
                                                                         -------------
                             TOTAL NOTE SHARES                                601,261
                                                                         =============


EXEMPTION FROM REGISTRATION CLAIMED

Sales and issuances by Company of the unregistered securities listed above were made by the Company in reliance upon Rule 506 of Regulation D to the individuals listed above. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to the Company and its management, through pre-existing business relationships, as long standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition. Each purchaser made written representation under Rule 506 of Regulation D, including net worth and sophistication. The Company required written representation that each purchaser who was not an accredited investor, either alone or with his purchaser representative, had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the prospective investment, and the issuer reasonably believed (based on written representations) immediately prior to making any sale that the purchaser came within this description.


SHARES ISSUED ON CONVERSION OF PROMISSORY NOTES IN 2010

                                                                        NUMBER OF         SALES PRICE
    DATE OF                                                              SHARES             (VALUE)
   ISSUANCE                              NAME                            ISSUED           TRANSACTION        NATURE OF TRANSACTION
---------------- -- ----------------------------------------------- -- ------------ --- ---------------- -- ------------------------
4/23/2010           David Flick & Shirley Flick, JTWROS                     10,583                $1.00     Conversion Shares
4/23/2010           Rick Fuerstenau and Marci Fuerstenau, JTWROS            19,050                $1.00     Conversion Shares
4/23/2010           Mark R. George                                          21,283                $1.00     Conversion Shares
4/23/2010           Kurt Hankins & Lynette Hankins, JTWROS                   7,981                $1.00     Conversion Shares
4/23/2010           Dennis Holden                                            5,204                $1.00     Conversion Shares
4/23/2010           Eugene Hunt and Patricia Hunt, JT                       21,400                $1.00     Conversion Shares
4/23/2010           Eugene Hunt and Patricia Hunt, JT                       55,105                $1.00     Conversion Shares
4/23/2010           Eugene Hunt and Patricia Hunt, JT                       10,165                $1.00     Conversion Shares
4/23/2010           Eugene Hunt and Patricia Hunt, JT                        2,128                $1.00     Conversion Shares
4/23/2010           Jelt, LLC                                               15,788                $1.00     Conversion Shares
4/23/2010           Terry O'Kane & Peggy O'Kane, JTWROS                      7,938                $1.00     Conversion Shares
4/23/2010           Lanny Thacker & Virginia Thacker, JTWROS                15,875                $1.00     Conversion Shares
4/23/2010           Stephen F. Walker                                       20,816                $1.00     Conversion Shares
4/23/2010           Lance Warren                                            10,408                $1.00     Conversion Shares
8/17/2010           John Charles Reding                                      5,408                $1.00     Conversion Shares
8/17/2010           Cathy E. Bell  and Roger L. Bell, JT                    26,750                $1.00     Conversion Shares
8/17/2010           Duane E.  Hunt & Lynda B. Hunt, JT                       5,379                $1.00     Conversion Shares
8/17/2010           Wayne A. Clegg                                          21,400                $1.00     Conversion Shares
8/17/2010           Edward B. Wolf                                           5,350                $1.00     Conversion Shares
8/17/2010           Dennis Bollig and Darlene Bollig JTWROS                106,417                $1.00     Conversion Shares
8/17/2010           Andrew Zebulon Besch or Katie Elizabeth
                    Besch, JTWROS                                           10,642                $1.00     Conversion Shares
8/17/2010           Charles James Reding or Lori Ann Reding, JTWROS         10,642                $1.00     Conversion Shares
8/17/2010           John Charles Reding                                     10,642                $1.00     Conversion Shares
8/17/2010           Bruce J. Holtzman                                       10,642                $1.00     Conversion Shares
8/17/2010           Lynda C. Schwartz                                        5,321                $1.00     Conversion Shares
8/17/2010           Philip Dooley and Dana Dooley, JTWROS                   10,700                $1.00     Conversion Shares
8/17/2010           Philip Dooley and Dana Dooley, JTWROS                    2,000                $1.00     Conversion Shares
8/17/2010           Mary Anne Toohey                                        10,700                $1.00     Conversion Shares
8/17/2010           Michael Martin                                          10,583                $1.00     Conversion Shares
8/17/2010           Robert Scott Thorp                                      15,700                $1.00     Conversion Shares
8/17/2010           Gilbert Dickson                                         26,167                $1.00     Conversion Shares
8/17/2010           Wes Werbowy                                             10,467                $1.00     Conversion Shares
8/17/2010           Dwayne L. Nyman                                         10,408                $1.00     Conversion Shares









                                      -41-

                                                                        NUMBER OF         SALES PRICE
    DATE OF                                                              SHARES             (VALUE)
   ISSUANCE                              NAME                            ISSUED           TRANSACTION        NATURE OF TRANSACTION
---------------- -- ----------------------------------------------- -- ------------ --- ---------------- -- ------------------------

8/17/2010           Michael A. Wagner and Patrice L. Wagner                  5,204                $1.00     Conversion Shares
8/17/2010           Mark A. Klein                                           26,021                $1.00     Conversion Shares
8/17/2010           Randall G. Jorgenson                                    26,458                $1.00     Conversion Shares
8/17/2010           Wayne A. Clegg                                          26,021                $1.00     Conversion Shares
8/17/2010           Gary L. Rochleau or Janice M. Rochleau, JTWROS          10,408                $1.00     Conversion Shares
8/17/2010           Gregory A. Rochleau or Kelly R. Rochleau, JTWROS        10,408                $1.00     Conversion Shares
8/17/2010           Terry O'Kane & Peggy O'Kane, JTWROS                     12,334                $1.00     Conversion Shares
8/17/2010           Calvin Boekelman                                         5,204                $1.00     Conversion Shares
8/17/2010           Joan Widletz                                            15,612                $1.00     Conversion Shares
8/17/2010           Gregory Manning & Georgiana Manning, JT                 10,408                $1.00     Conversion Shares
8/17/2010           Torston K. Arnold                                       10,408                $1.00     Conversion Shares
8/17/2010           Wayne A. Clegg                                          10,408                $1.00     Conversion Shares
8/17/2010           Tami Hankins                                             5,204                $1.00     Conversion Shares
8/17/2010           Eugene Hunt and Patricia Hunt, JT                          729                $1.00     Conversion Shares
8/17/2010           Jelt, LLC                                                5,204                $1.00     Conversion Shares
8/17/2010           John T. McGuire                                          4,684                $1.00     Conversion Shares
8/17/2010           Mark J. Miller                                          10,408                $1.00     Conversion Shares
8/17/2010           Eric C. Moe                                              7,806                $1.00     Conversion Shares
8/17/2010           Robert Scott Thorp                                      10,408                $1.00     Conversion Shares
8/17/2010           Michael Moe                                             11,449                $1.00     Conversion Shares
8/17/2010           Eugene Hunt and Patricia Hunt, JT                       79,103                $1.00     Conversion Shares
8/17/2010           Scott Riley & Pam Riley, Tenants in Common              10,408                $1.00     Conversion Shares
8/17/2010           Kurt Hankins & Lynette Hankins, JTWROS                  10,408                $1.00     Conversion Shares
8/17/2010           Tri-Square Construction, LLC                            62,450                $1.00     Conversion Shares
8/17/2010           Hunt Rental, LLC                                       208,167                $1.00     Conversion Shares
8/17/2010           Dean Meyer                                               2,082                $1.00     Conversion Shares
8/17/2010           CareyCo Financial Group, Inc. 401K plan ROTH            11,449                $1.00     Conversion Shares
8/17/2010           Mark Spear & Mindi Spear, JTWROS                        13,010                $1.00     Conversion Shares
8/17/2010           Eugene Hunt and Patricia Hunt, JT                       49,440                $1.00     Conversion Shares
10/13/2010          Albert Clement                                           5,204                $1.00     Conversion Shares
10/13/2010          Mark A. Klein                                           26,021                $1.00     Conversion Shares
10/13/2010          Mark J. Miller                                          31,225                $1.00     Conversion Shares
10/13/2010          Eugene Hunt and Patricia Hunt, JT                       11,813                $1.00     Conversion Shares
10/13/2010          Terry O'Kane & Peggy O'Kane, JTWROS                      9,003                $1.00     Conversion Shares
10/13/2010          Bill Meyer                                              15,613                $1.00     Conversion Shares
10/13/2010          Steve Mueller & Nancy Mueller,  JTWROS                   5,204                $1.00     Conversion Shares
10/13/2010          Jerry Christopherson                                    20,817                $1.00     Conversion Shares
10/13/2010          Paul Trauger                                            15,613                $1.00     Conversion Shares
                                                                       ------------
                    TOTAL CONVERSION SHARES                              1,350,858
                                                                       ============

EXEMPTION FROM REGISTRATION CLAIMED

Sales and issuances by Company of the unregistered securities listed above were made by the Company in reliance upon Rule 506 of Regulation D to the individuals listed above. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to the Company and its management, through pre-existing business relationships, as long standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition. Each purchaser made written representation under Rule 506 of Regulation D, including net worth and sophistication. The Company required written representation that each purchaser who was not an accredited investor, either alone or with his purchaser representative, had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the prospective investment, and the issuer reasonably believed (based on written representations) immediately prior to making any sale that the purchaser came within this description.

ADDITIONAL SHARES ISSUED WITH CONVERSION OF NOTES

                                                                                        SALES PRICE
                                                                        NUMBER OF          (VALUE)
DATE OF ISSUANCE                   NAME                               SHARES ISSUED      TRANSACTION         NATURE OF TRANSACTION
----------------- ----------------------------------------------- -- --------------- -- ---------------- -- ------------------------
1/20/2010         Calvin Beokleman                                            5,000               $0.13     Additional Note Shares
1/20/2010         Wayne A. Clegg                                             25,000               $0.13     Additional Note Shares
1/20/2010         Wayne A. Clegg                                             10,000               $0.13     Additional Note Shares
1/20/2010         Albert Clement                                              5,000               $0.13     Additional Note Shares
1/20/2010         Tami Hankins                                                5,000               $0.13     Additional Note Shares
1/20/2010         Randall G. Jorgensen                                       25,000               $0.13     Additional Note Shares
1/20/2010         Mark A Klein                                               25,000               $0.13     Additional Note Shares
1/20/2010         Gregory Manning & Georgiana Manning                        10,000               $0.13     Additional Note Shares
1/20/2010         John T. McGuire                                             4,500               $0.13     Additional Note Shares
1/20/2010         Mark J. Miller                                             10,000               $0.13     Additional Note Shares
1/20/2010         Eric C. Moe                                                 7,500               $0.13     Additional Note Shares
1/20/2010         Jelt, LLC                                                   5,000               $0.13     Additional Note Shares
1/20/2010         Dwayne L. Nyman                                            10,000               $0.13     Additional Note Shares
1/20/2010         Terry O'Kane & Peggy O'Kane                                11,850               $0.13     Additional Note Shares
1/20/2010         Gary L. Rochleay or Janice M. Rochleau                     10,000               $0.13     Additional Note Shares
1/20/2010         Gregory A. Rochleaul or Kelly Rochleau                     10,000               $0.13     Additional Note Shares
1/20/2010         Robert Scott Thorp                                         15,000               $0.13     Additional Note Shares
1/20/2010         Robert Scott Thorp                                         10,000               $0.13     Additional Note Shares
1/20/2010         Michael A. Wagner and Patrice L. Wagner                     5,000               $0.13     Additional Note Shares
1/20/2010         Joan Widlitz                                               15,000               $0.13     Additional Note Shares
4/23/2010         Torsten A. Arnold                                          10,000               $0.14     Additional Note Shares
4/23/2010         Eugene Hunt and Patricia Hunt, JT                             700               $0.14     Additional Note Shares
4/23/2010         Michael Moe                                                11,000               $0.14     Additional Note Shares
4/23/2010         Eugene Hunt and Patricia Hunt, JT                          76,000               $0.14     Additional Note Shares
4/23/2010         Scott Riley & Pam Riley, JT                                10,000               $0.14     Additional Note Shares
4/23/2010         Kurt Hankins & Lynette Hankins, JTWROS                     10,000               $0.14     Additional Note Shares







                                      -43-

                                                                                        SALES PRICE
                                                                        NUMBER OF          (VALUE)
DATE OF ISSUANCE                   NAME                               SHARES ISSUED      TRANSACTION         NATURE OF TRANSACTION
----------------- ----------------------------------------------- -- --------------- -- ---------------- -- ------------------------

4/23/2010         Tri-Square Construction, LLC                               35,000               $0.14     Additional Note Shares
4/23/2010         Hunt Rental, LLC                                          200,000               $0.14     Additional Note Shares
4/23/2010         Dean Meyer                                                  2,000               $0.14     Additional Note Shares
4/23/2010         Claudia Kiwi                                               10,000               $0.14     Additional Note Shares
4/23/2010         Linda Creta                                                 5,000               $0.14     Additional Note Shares
4/23/2010         CaryCo Financial Group, Inc. 401K plan ROTH                11,000               $0.14     Additional Note Shares
4/23/2010         Mark Spear & Mindi Spear, JTWROS                           12,500               $0.14     Additional Note Shares
4/23/2010         Deborah Lindstrom                                          10,000               $0.14     Additional Note Shares
4/23/2010         Mark A. Klein                                              25,000               $0.14     Additional Note Shares
4/23/2010         Eugene Hunt and Patricia Hunt, JT                          47,500               $0.14     Additional Note Shares
4/23/2010         Mark J. Miller                                             30,000               $0.14     Additional Note Shares
4/23/2010         Jerry Christopherson                                       20,000               $0.14     Additional Note Shares
4/23/2010         Wiernicki & Senyshyn, P.A. Retirement Plan
                  and Trust Roth                                             10,000               $0.14     Additional Note Shares
4/23/2010         Paul Trauger                                               15,000               $0.14     Additional Note Shares
4/23/2010         Mark A. Klein                                               2,200               $0.14     Additional Note Shares
4/23/2010         Dennis Holden                                               5,000               $0.14     Additional Note Shares
4/23/2010         Linda C. Johnson & Barry A. Johnson, JTWROS               100,000               $0.14     Additional Note Shares
4/23/2010         Michael E. Mulliniks                                       10,000               $0.14     Additional Note Shares
4/23/2010         Rick Fuerstenau and Marci Fuerstenau, JTWROS                4,000               $0.14     Additional Note Shares
4/23/2010         Jackson Kent Grizzard                                      12,000               $0.14     Additional Note Shares
4/23/2010         Paul Trauger                                               10,000               $0.14     Additional Note Shares
4/23/2010         David Flick & Shirley Flick, JTWROS                         5,000               $0.14     Additional Note Shares
4/23/2010         Tim Meisner                                                43,200               $0.14     Additional Note Shares
8/17/2010         Tri-Square Construction, LLC                               25,000               $0.14     Additional Note Shares
8/17/2010         Eugene Hunt and Patricia Hunt, JT                          11,350               $0.14     Additional Note Shares
8/17/2010         Terry O'Kane & Peggy O'Kane, JTWROS                         8,650               $0.14     Additional Note Shares
8/17/2010         Bill Meyer                                                 15,000               $0.14     Additional Note Shares
8/17/2010         Steve Mueller & Nancy Mueller,  JTWROS                      5,000               $0.14     Additional Note Shares
8/17/2010         Allied Investment Properties, LLC                          10,000               $0.14     Additional Note Shares
8/17/2010         Robert N. Becker & Mary C. Becker, JTWROS                 100,000               $0.14     Additional Note Shares
8/17/2010         Jack Colen & Arlene P. Colen, JTWROS                       10,000               $0.14     Additional Note Shares
8/17/2010         Tim Meisner                                                73,000               $0.14     Additional Note Shares
8/17/2010         Jack Colen & Arlene P. Colen, JTWROS                        5,000               $0.14     Additional Note Shares
8/17/2010         Thomas Nedved                                              10,000               $0.14     Additional Note Shares
8/17/2010         Mark R. George                                             20,500               $0.14     Additional Note Shares
8/17/2010         Jelt, LLC                                                   7,500               $0.14     Additional Note Shares
8/17/2010         Wayne A. Clegg                                              7,500               $0.14     Additional Note Shares
8/17/2010         Paul Trauger                                               10,000               $0.14     Additional Note Shares
8/17/2010         Tim Meisner                                               162,300               $0.14     Additional Note Shares








                                      -44-

                                                                                        SALES PRICE
                                                                        NUMBER OF          (VALUE)
DATE OF ISSUANCE                   NAME                               SHARES ISSUED      TRANSACTION         NATURE OF TRANSACTION
----------------- ----------------------------------------------- -- --------------- -- ---------------- -- ------------------------
8/17/2010          Scott J. Richardson                                       25,000                $0.14     Additional Note Shares
8/17/2010          Meisner Roofing & Building Maintenance Inc.               82,000                $0.14     Additional Note Shares
8/17/2010          Brendon Wade Bluestein & Nancy Lynn Bluestein             33,000                $0.14     Additional Note Shares
8/17/2010          Michael Moe                                               14,000                $0.14     Additional Note Shares
8/17/2010          Dwayne L. Nyman                                           10,000                $0.14     Additional Note Shares
8/17/2010          Mark Spear & Mindi Spear, JTWROS                           5,000                $0.14     Additional Note Shares
8/17/2010          Georgia E. Otis                                           10,000                $0.14     Additional Note Shares
8/17/2010          Bogomil Banchev                                            5,000                $0.14     Additional Note Shares
8/17/2010          Terry O'Kane & Peggy O'Kane, JTWROS                       16,000                $0.14     Additional Note Shares
8/17/2010          Stephen F. Walker                                         30,000                $0.14     Additional Note Shares
8/17/2010          Steven D. Dass                                             5,000                $0.14     Additional Note Shares
8/17/2010          Theodore Sall                                              2,000                $0.14     Additional Note Shares
8/17/2010          Douglas L Wilhelm                                         10,000                $0.14     Additional Note Shares
8/17/2010          Ilia Petkov                                               25,000                $0.14     Additional Note Shares
8/17/2010          Joseph R. Nicolosi                                        10,000                $0.14     Additional Note Shares
8/17/2010          Janice Joy and Todd Joy, JT                                5,000                $0.14     Additional Note Shares
8/17/2010          Robbert Lewis Wiss                                        10,000                $0.14     Additional Note Shares
8/17/2010          Mark R. George                                            30,000                $0.14     Additional Note Shares
8/17/2010          Paul Trauger                                               5,000                $0.14     Additional Note Shares
8/17/2010          Thomas N.T. Mullen                                        25,000                $0.14     Additional Note Shares
8/17/2010          E. Duane Meyer                                           100,000                $0.14     Additional Note Shares
8/17/2010          James B. Dixon                                            10,000                $0.14     Additional Note Shares
8/17/2010          Wilhelm Charitable Remainder Trust                        10,000                $0.14     Additional Note Shares
8/17/2010          Mark D. Roy & Audrey J. Roy, JTWROS                       26,000                $0.14     Additional Note Shares
8/17/2010          Scott J. Richardson                                       25,000                $0.14     Additional Note Shares
8/17/2010          Robert C. Parson & Margaret E. Parson, JTWROS             12,500                $0.14     Additional Note Shares
8/17/2010          Jane S. Gunnels                                           10,000                $0.14     Additional Note Shares
8/17/2010          Cynthia Williams                                          30,000                $0.14     Additional Note Shares
10/13/2010         Michael Martin                                             5,000                $0.14     Additional Note Shares
10/13/2010         Claudia Kiwi                                               5,000                $0.14     Additional Note Shares
10/13/2010         Barbara Quist & Anthony Davis, JTWROS                     10,000                $0.14     Additional Note Shares
10/13/2010         Marjorie Lynch                                            20,000                $0.14     Additional Note Shares
10/13/2010         B. Dudley Tarlton, IV. and Lynette A. Tarlton, JTWROS     10,000                $0.14     Additional Note Shares
10/13/2010         Robbin Lee & Joseph Kennedy, JTTN                         10,000                $0.14     Additional Note Shares
10/13/2010         Logan A. Lee                                               5,000                $0.14     Additional Note Shares




                                      -45-


                                                                                        SALES PRICE
                                                                        NUMBER OF          (VALUE)
DATE OF ISSUANCE                   NAME                               SHARES ISSUED      TRANSACTION         NATURE OF TRANSACTION
----------------- ----------------------------------------------- -- --------------- -- ---------------- -- ------------------------
10/13/2010         Daniel R. Lawless                                          7,500                $0.14     Additional Note Shares
10/13/2010         Brownell Family Trust, (est. 2/16/1988)                   15,000                $0.14     Additional Note Shares
10/13/2010         Robert C. Parson & Margaret E. Parson, JTWROS              5,000                $0.14     Additional Note Shares
10/13/2010         Joel Vander Leest & Cheryl Vander Leest, JTWROS           10,000                $0.14     Additional Note Shares
10/13/2010         Douglas L Wilhelm                                          5,000                $0.14     Additional Note Shares
                   John Pomonis, Jane Linnehan, Janette Moskin, JTWROS        7,500                $0.14     Additional Note Shares
10/13/2010         Leonore Becker or Audrey Becker, JTWROS                   25,000                $0.14     Additional Note Shares
10/13/2010         Walker Family Limited Partnership                        100,000                $0.14     Additional Note Shares
10/13/2010         Jay Newman                                                10,000                $0.14     Additional Note Shares
                   Brendon Wade Bluestein & Nancy Lynn Bluestein, JTWROS     16,000                $0.14     Additional Note Shares
10/13/2010         Jelt, LLC                                                  7,500                $0.14     Additional Note Shares
10/13/2010         Scott Riley & Pam Riley, JT                               20,000                $0.14     Additional Note Shares
10/13/2010         Eric C. Moe                                                1,500                $0.14     Additional Note Shares
10/13/2010         Robert A. Walde                                            5,000                $0.14     Additional Note Shares
10/13/2010         Scott J. Richardson                                       12,500                $0.14     Additional Note Shares
                                                                      --------------
                   TOTAL ADDITIONAL NOTE SHARES                           2,339,750
                                                                      ==============

EXEMPTION FROM REGISTRATION CLAIMED

Sales and issuances by Company of the unregistered securities listed above were made by the Company in reliance upon Rule 506 of Regulation D to the individuals listed above. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to the Company and its management, through pre-existing business relationships, as long standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition. Each purchaser made written representation under Rule 506 of Regulation D, including net worth and sophistication. The Company required written representation that each purchaser who was not an accredited investor, either alone or with his purchaser representative, had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the prospective investment, and the issuer reasonably believed (based on written representations) immediately prior to making any sale that the purchaser came within this description.

None of the above listed shareholders are registered broker-dealers or are associates of a registered broker-dealer.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
-----------------------------------------------------------------

The Company is presently authorized to issue One Hundred Million (100,000,000) Common Shares of its $0.001 par value shares. A total of 27,641,305 Common Shares were issued and outstanding October 31, 2010. No other classification is currently authorized by the Company's Board of Directors.

COMMON STOCK

COMMON SHARES

The Common Shares have a par value of $0.001 per share. The holders of LSI common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the Company's board of directors with respect to any series of preferred stock, the holders of LSI common stock possess all voting power. LSI articles of incorporation do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of LSI preferred stock created by LSI board of directors from time to time, the holders of common stock are entitled to dividends, if any, as may be declared from time to time by LSI board of directors from funds available therefore and upon liquidation are entitled to receive pro rata all assets available for distribution to such holders.

The holders of LSI common stock have no preemptive rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which LSI may designate and issue in the future.

LSI has not paid dividends on its common stock and do not ever anticipate paying such dividends in the foreseeable future.

PREFERRED STOCK

No preferred stock is authorized.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Interstate Transfer Company, 6084 S. 900 E., Suite #101, Salt Lake City, Utah 84121. The telephone number is (801) 281-9746.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS
--------------------------------------------------

Under the Company's Articles of Incorporation and By-Laws, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in the Company's best interest. No officer or director may be may be indemnified, however, where the officer or director acted committed intentional misconduct, fraud, or an intentional violation of the law.

The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, the Company must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding the indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers and directors under Nevada law, the Company is informed that, in the opinion of the Securities and Exchange
Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by the Company's officer(s), director(s), or controlling person(s) in connection with the securities being registered, we will, unless in the opinion of the Company's legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. The Company will then be governed by the court's decision.


ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
----------------------------------------------------

The audited financial statements of Latitude Solutions, Inc. for the years ended December 31, 2009 and 2008 appear as pages F-1 through F-20.

The unaudited financial statements of Latitude Solutions, Inc. for the period ended June 30, 2010 appear as pages F-21 through F-39.

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
                                     AUDITED

                                TABLE OF CONTENTS

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)

                               TABLE OF CONTENTS


REPORT OF INDEPENDENT REGISTERED PUBLIC
     ACCOUNTING FIRM                                                   F-3

CONSOLIDATED FINANCIAL STATEMENTS

      Consolidated Balance Sheets                                      F-4

      Consolidated Statements of Operations                            F-5

      Consolidated Statements of Stockholders' Deficit                 F-6

      Consolidated Statements of Cash Flows                            F-7

      Notes to Consolidated Financial Statements                       F-8-F-20

                                 MALLAH FURMAN
                          CERTIFIED PUBLIC ACCOUNTANTS


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and
Stockholders of Latitude Solutions, Inc. and Subsidiaries (f/k/a GMMT, Inc.) (A Development Stage Company)

We have  audited  the  accompanying  consolidated  balance  sheets  of  Latitude
Solutions, Inc. and Subsidiaries (f/k/a GMMT, Inc.) (A Development Stage Company) (the "Company") as of December 31, 2009 and 2008, the related consolidated statements of operations and cash flows for the years ended December 31, 2009 and 2008 and for the period from June 3, 1983 (inception) to December 31, 2009, and the related consolidated statements of stockholders' deficit for the period from June 3, 1983 (inception) to December 31, 2009. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Latitude Solutions, Inc. and Subsidiaries (f/k/a GMMT, Inc.) (A Development Stage Company) as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years ended December 31, 2009 and 2008 and for the period from June 3, 1983 (inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's lack of revenue, continuing losses and dependence on outside financing raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Mallah Furman

Fort Lauderdale, Florida
May 10, 2010, except for Note 11, as to which the date is October 22, 2010

                             LATITUDE SOLUTIONS, INC. & SUBSIDIARIES (F/K/A GMMT, INC.)
                                           (A Development Stage Company)
                                            Consolidated Balance Sheets


                                                       ASSETS

                                                                          December 31,           December 31,
                                                                              2009                   2008
                                                                       --------------------   --------------------

CURRENT ASSETS

      Cash                                                             $             2,133    $               857
                                                                       --------------------   --------------------

           Total Current Assets                                                      2,133                    857
                                                                       --------------------   --------------------

      Due from investee                                                             96,065
      Equity investment                                                            938,146                      -
      Prepaid licensing fee                                                        100,000
      Property and equipment, net                                                   20,208                      -
      Other assets                                                                   4,422                      -
                                                                          -----------------      -----------------

           TOTAL ASSETS                                                $         1,160,974    $               857
                                                                       ====================   ====================


                                       LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

      Accounts payable and accrued expenses                            $           602,261    $            13,314
      Related party payable                                                         10,400                 10,400
      Convertible debt                                                             825,811                      -
      Liability to issue stock                                                      39,576                      -
                                                                       --------------------   --------------------

           Total Current Liabilities                                             1,478,048                 23,714
                                                                       --------------------   --------------------

STOCKHOLDERS' DEFICIT

      Common stock, $0.001 par value, 100,000,000
         shares authorized,  21,887,814 and 466,965
         shares issued and outstanding, respectively                                21,888                    467
      Additional paid-in capital                                                 2,397,940                235,663
      Deficit accumulated during the development stage                          (2,749,775)              (258,987)
      Accumulated other comprehensive income                                        12,873                      -
                                                                       --------------------   --------------------

           Total Stockholders' Deficit                                            (317,074)               (22,857)
                                                                       --------------------   --------------------
           TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                 $         1,160,974    $               857
                                                                       ====================   ====================


   The accompanying notes are an integral part of these financial statements.

                             LATITUDE SOLUTIONS, INC. & SUBSIDIARIES (F/K/A GMMT, INC.)
                                           (A Development Stage Company)
                                       Consolidated Statements of Operations

                                                                                                  From Inception
                                                                                                    on June 3,
                                                                                                   1983 Through
                                                           For the Twelve Months Ended             December 31,
                                                                   December 31,                        2009
                                                     -----------------------------------------   -----------------
                                                             2009                  2008
                                                     --------------------  -------------------   -----------------
REVENUES                                              $                -    $               -     $             -
                                                     --------------------  -------------------   -----------------

EXPENSES

     Legal and accounting expense                                 53,282               52,428             141,990
     Consulting fees                                             878,393               52,500             930,893
     Rent expense                                                 57,341               22,000              79,341
     Salaries expense                                             20,988               38,000              58,988
     Travel expense                                              141,601               42,428             184,029
     General and administrative                                   89,239               15,351             104,590
                                                     --------------------  -------------------   -----------------

        Total Expenses                                         1,240,844              222,707           1,499,831
                                                     --------------------  -------------------   -----------------

LOSS FROM OPERATIONS                                          (1,240,844)            (222,707)         (1,499,831)

OTHER EXPENSES
     Acquisition expense                                         350,000                    -             350,000
     Finance costs pursuant to debt issuance                     825,811                    -             825,811
     Interest expense                                             24,405                    -              24,405
     Equity in losses of investee                                 49,728                    -              49,728
                                                     --------------------  -------------------   -----------------

        Total Other Expenses                                   1,249,944                    -           1,249,944
                                                     --------------------  -------------------   -----------------

LOSS BEFORE INCOME TAXES                                      (2,490,788)            (222,707)         (2,749,775)

INCOME TAXES                                                           -                    -                   -
                                                     --------------------  -------------------   -----------------

NET LOSS                                             $        (2,490,788)  $         (222,707)   $     (2,749,775)
                                                     ====================  ===================   =================

LOSS PER SHARE - BASIC AND DILUTED                   $             (1.06)  $            (0.50)
                                                     ====================  ===================

WEIGHTED AVERAGE
  OUTSTANDING SHARES
  BASIC AND DILUTED                                            2,342,017              447,172
                                                     ====================  ===================




   The accompanying notes are an integral part of these financial statements.

                              LATITUDE SOLUTIONS, INC. & SUBSIDIARIES (F/K/A GMMT, INC.)
                                             (A Development Stage Company)
                                   Consolidated Statements of Stockholders' Deficit



                                                                              Deficit
                                                                            Accumulated   Accumulated
                                        Common Stock          Additional    During the       Other         Total
                                 --------------------------    Paid-In       Development Comprehensive  Stockholders'
                                    Shares       Amount        Capital         Stage         Income       Deficit
                                 ------------- ------------  -------------  ------------  -----------  --------------
Balance at inception on
  June 3, 1983                              -   $        -    $         -    $        -            -    $          -

Common shares issued to
  founders for services               421,643          422          9,358             -            -           9,780

Net loss for the period from
  inception on June 3, 1984
  through December 31, 2004                 -            -              -        (9,780)           -          (9,780)
                                 ------------- ------------  -------------  ------------  -----------  --------------

Balance, December 31, 2004            421,643          422          9,358        (9,780)           -               -

Services contributed and
  expenses paid by shareholder              -            -          7,500             -            -           7,500

Net loss for the year ended
  December 31, 2005                         -            -              -       (11,700)           -         (11,700)
                                 ------------- ------------  -------------  ------------  -----------  --------------

Balance, December 31, 2005            421,643          422         16,858       (21,480)           -          (4,200)

Services contributed by
  shareholders                              -            -          5,000             -            -           5,000

Net loss for the year ended
  December 31, 2006                         -            -              -        (7,500)           -          (7,500)
                                 ------------- ------------  -------------  ------------  -----------  --------------

Balance, December 31, 2006            421,643          422         21,858       (28,980)           -          (6,700)

Services contributed by
  shareholders                              -            -          3,600             -            -           3,600

Net loss for the year ended
  ended December 31, 2007                   -            -              -        (7,300)           -          (7,300)
                                 ------------- ------------  -------------  ------------  -----------  --------------

Balance, December 31, 2007            421,643          422         25,458       (36,280)                     (10,400)

Common stock issued for
  cash at 0.20  per share              45,322           45        210,205             -            -         210,250

Net loss for the year ended
  December 31, 2008                         -            -              -      (222,707)           -        (222,707)
                                 ------------- ------------  -------------  ------------  -----------  --------------

Balance, December 31, 2008            466,965          467        235,663      (258,987)           -         (22,857)

Common stock issued for
  cash at $.20 per share               33,089           33        153,468             -            -         153,501

Value of warrants issued in
  connection with convertible debt          -            -        516,090             -            -         516,090

Issuance of common stock for
  professional fees at $.20 per
  share                               786,500          787        156,514             -            -         157,301

Issuance of common stock as
  prepaid licensing fee at $.20 per
  share                               500,000          500         99,500             -            -         100,000

Issuance of common stock in
  connection with merger with
  Latitude Solutions, Inc.         14,624,999       14,625        (12,963)            -            -           1,662

Issuance of common stock in
  connection with acquistion
  of investee at $ .20 per share    4,875,000        4,875        970,125             -            -         975,000

Issuance of common stock pursuant
  to bonus shares issued in
  connection with convertible debt    601,261          601        279,543             -            -         280,144

Net loss for the year ended
  December 31, 2009                         -            -              -    (2,490,788)           -      (2,490,788)

Other comprehensive income for the
  year ended December 31, 2009              -            -              -             -       12,873          12,873
                                 ------------- ------------  -------------  ------------  -----------  --------------
Balance, December 31, 2009         21,887,814  $    21,888   $  2,397,940   $(2,749,775)      12,873   $    (317,074)
                                 ============= ============  =============  ============  ===========  ==============




   The accompanying notes are an integral part of these financial statements.

                                 LATITUDE SOLUTIONS INC. & SUBSIDIARIES (F/K/A GMMT, INC.)
                                               (A Development Stage Company)
                                           Consolidated Statements of Cash Flows

                                                                                                         From Inception
                                                                                                            on June 3,
                                                                                                          1983 Through
                                                                 Twelve Months Ended December 31           December 31,
                                                                    2009                  2008                2009
                                                           --------------------  --------------------  -------------------
OPERATING ACTIVITIES

      Net loss                                             $        (2,490,788)  $          (222,707)  $       (2,749,775)
      Adjustments to reconcile net loss to
        net cash used by operating activities:
          Services contributed by
            shareholders                                                     -                     -               16,100
          Financing Costs                                              825,811                     -              825,811
          Common stock issued or to be
            issued for services                                        167,301                     -              177,081
          Depreciation Expense                                             773                                        773
          Equity in losses of investee                                  49,728                     -               49,728
      Changes in operating assets and liabilities:
          Increase in due from investee                                (96,065)                    -              (96,065)
          Increase in other assets                                      (4,422)                    -               (4,422)
          Increase in related party
            payable                                                          -                     -               10,400
          Increase in accounts
            payable and accrued expenses                               588,946                13,314              602,260

                                                           --------------------  --------------------  -------------------
                Net Cash Used by
                   Operating Activities                               (958,716)             (209,393)          (1,168,110)
                                                           --------------------  --------------------  -------------------

 INVESTING ACTIVITIES
          Purchase of equipment                                        (20,981)                    -              (20,981)
                                                           --------------------  --------------------  -------------------
                Net Cash Used by
                   Investing Activities                                (20,981)                    -              (20,981)
                                                           --------------------  --------------------  -------------------

 FINANCING ACTIVITIES

          Proceeds from convertible debt                               825,811                     -              825,811
          Sale of common stock                                         155,162               210,250              365,412
                                                           --------------------  --------------------  -------------------
                Net Cash Provided by
                    Financing Activities                               980,973               210,250            1,191,223
                                                           --------------------  --------------------  -------------------

          NET INCREASE IN CASH                                           1,276                   857                2,133

          CASH AT BEGINNING
            OF YEAR                                                        857                     -                    -
                                                           --------------------  --------------------  -------------------

          CASH AT END OF YEAR                              $             2,133   $               857   $            2,133
                                                           ====================  ====================  ===================


   The accompanying notes are an integral part of these financial statements.

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                           December 31, 2009 and 2008


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------

BUSINESS AND ORGANIZATION

Latitude Solutions, Inc. (FKA GMMT, INC) ("the Company") is a Nevada Corporation incorporated on June 3, 1983. The Company is a development stage company which has devoted most of its efforts in establishing a business plan and seeking viable business opportunities.

In March 2009, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with its wholly-owned subsidiary, GMMT Acquisitions, Inc., and GMMT Merger Inc., both Nevada corporations. In connection with this transaction, the company changed its name from GMMT, Inc. to Latitude Solutions, Inc.

On July 14, 2009, GMMT Acquisitions, Inc. merged with and into GMMT Merger Inc. and GMMT Merger Inc. exchanged its shares for those of the Company. As a result of the merger, the Company acquired businesses owned by the subsidiaries which provide wireless live-video streaming technology solutions and a process to alleviate contaminated water problems.

BASIS OF PRESENTATION

The accompanying consolidated audited financial statements include the accounts of Latitude Solutions, Inc. and its wholly owned subsidiaries, Latitude Clean Tech Group, Inc, and Trinity Solutions, Inc. (collectively the "Company" "we," "us," or "our). All intercompany balances and transactions have been eliminated in consolidation.

ACCOUNTING STANDARDS CODIFICATION

In June 2009, the Financial Accounting Standards Board ("FASB") issued Accounting Standard Codification ("ASC") Subtopic 105-10, Generally Accepted Accounting Principles ("FASB ASC 105-10"). This Standard establishes an integrated source of existing authoritative accounting principles to be applied by all non-governmental entities and is effective for interim and annual periods ending after September 15, 2009. The adoption of FASB ASC 105-10 by the Company did not have a material impact on our financial statements and only resulted in modifications in accounting reference in our footnotes and disclosure.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments, with an initial maturity of three months or less to be cash equivalents.

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                           December 31, 2009 and 2008



NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. Depreciation is provided for on the straight line method over the estimated useful lives of the related assets as follows:

                Furniture and fixtures                5 to 7 years
                Computer equipment                    5 years
                Equipment                             5 to 7 years
                Software                              3 to 5 years

The cost of maintenance and repairs is charged to expense in the period incurred. Expenditures that increase the useful lives of assets are capitalized and depreciated over the remaining useful lives of the assets. When items are retired or disposed of, the cost and accumulated depreciation are removed from the accounts and a gain or loss is recognized in operations.

LONG-LIVED ASSETS

The Company's long-lived assets are reviewed for impairment in accordance with the guidance of the FASB ASC 360-10, "Property, Plant, and Equipment," whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to he held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Through December 31, 2009 the Company had not experienced impairment losses on its long-lived assets.

EQUITY INVESTMENTS

The Company follows ASC 323-10, "Investments" to account for investments in entities in which the Company has a 20% to 50% interest or otherwise exercises significant influence. These investments are carried at cost, adjusted for the Company's proportionate share of undistributed earnings or losses of Investee.

DEVELOPMENT STAGE COMPANY

The  Company  is  a  development   stage  company  as  defined  by  ASC  915-10,
"Development Stage Entities." All losses accumulated since inception have been considered as part of the Company's development stage activities.

REVENUE RECOGNITION

The Company currently has no source of revenues. Revenue recognition policies will be determined when principal operations begin.

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                           December 31, 2009 and 2008



NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------

NET LOSS PER SHARE

The Company follows ASC 260-10, "Earnings Per Share" in calculating the basic and diluted loss per share. We compute basic loss per share by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding. Diluted loss per share considers the effect of common equivalent shares. There were no common share equivalents at December 31, 2009 and 2008.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

Income taxes are accounted for under the asset and liability method as stipulated by "ASC 740 formerly Statement of Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities or a change in tax rate is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced to estimated amounts to be realized by the use of the valuation allowance. A valuation allowance is applied when in management's view it is more likely than not (50%) that such deferred tax will not be utilized.

Effective January 1, 2009, the Company adopted certain provisions under ASC 740, which provide interpretative guidance for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Effective with the Company's adoption of these provisions, interest related to the unrecognized tax benefits is recognized in the financial statements as a component of income taxes. The adoption of ASC 740 did not have an impact on the Company's financial position and results of operations.

In the unlikely event that an uncertain tax position exists in which the Company could incur income taxes, the Company would evaluate whether there is a probability that the uncertain tax position taken would be sustained upon examination by the taxing authorities. Reserve for uncertain tax positions would then be recorded if the Company determined it is probable that a position would be sustained upon examination or if a

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                           December 31, 2009 and 2008

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------

INCOME TAXES (CONTINUED)

payment would have to be made to a taxing authority and the amount is reasonably estimable. As of December 31, 2009, the Company does not believe it has any uncertain tax positions that would result in the Company having a liability to the taxing authorities. The Company's tax returns are subject to examination by the federal and state tax authorities for the years ended 2006 through 2009.

FINANCIAL INSTRUMENTS

The Company adopted the provisions of ASC 820, "Fair Value Measurements and Disclosures," effective January 1, 2008. ASC 820 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value, as required by ASC 820, must maximize the use of observable inputs and minimize the use of unobservable inputs.

The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value. The Company's assessment of the significance of a particular input to the fair value measurements requires judgment, and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy.

         o Level 1 - Quoted prices in active markets for identical assets or liabilities.

         o Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

         o Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

COMPREHENSIVE INCOME

The Company applies ASC 220 "Comprehensive Income" which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of December 31, 2009, the Company's accumulated other comprehensive income of approximately $13,000 is comprised of the accumulated foreign currency translation adjustments related to the Company's equity investment.

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                           December 31, 2009 and 2008

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------

ACCOUNTING FOR STOCK-BASED COMPENSATION

The Company applies the fair value method of ASC 718, "Share Based Payment," formerly Statement of Financial Accounting Standards ("SFAS") No. 123R "Accounting for Stock Based Compensation", in accounting for its stock based compensation. This standard states that compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. As the Company does not have sufficient, reliable and readily determinable values relating to its common stock, the Company has used the stock value pursuant to its most recent sale of stock for purposes of valuing stock based compensation.

COMMON STOCK PURCHASE WARRANTS

The Company accounts for common stock purchase warrants at fair value in accordance with ASC 815-40 "Derivatives and Hedging," formerly Emerging Issues Task Force Issue ("EITF") No. 00-19, "Accounting for Derivative Financial Instruments Indexed to and Practically Settled in a Company's Own Stock". The Black-Scholes option pricing valuation method is used to determine fair value of these warrants consistent with ASC 718, "Share Based Payment," formerly Statement of Financial Accounting Standards ("SFAS") No. 123R "Accounting for Stock Based Compensation". Use of this method requires that the Company make assumptions regarding stock volatility, dividend yields, expected term of the warrants and risk-free interest rates.

The Company accounts for transactions in which services are received in exchange for equity instruments based on the fair value of such services received from non-employees, in accordance with ASC 505-50 "Equity Based Payments to Non-employees," formerly EITF No. 96-18, "Accounting for Equity Instruments that are issued to other than Employees for Acquiring, or in Conjunction with Selling Goods or Services."

RECENT ACCOUNTING PRONOUNCEMENTS

The FASB has issued Accounting Standards Update ("ASU') 2009-17, Consolidations (Topic 810) - Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities, which codifies FASB Statement No. 167. ASU 2009-17 represents a revision to former FASB Interpretation No. 46 (Revised December
2003), Consolidation of Variable Interest Entities, and changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the: other entity's purpose and design; and reporting entity's ability to direct the activities of the other entity that most significantly impact the other entity's economic

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                           December 31, 2009 and 2008



NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

performance. ASU 2009-17 also requires a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity will be required to disclose how its involvement with a variable interest entity affects the reporting entity's financial statements. ASU 2009-17 is effective at the start of a reporting entity's first fiscal year beginning after November 15, 2009, or January 1, 2010, for a calendar year-end entity. Early application is not permitted. The Company is in process of determining whether this pronouncement will have an impact on the financial statements.

The FASB has also issued ASU 2009-09 Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees-Amendments to Sections 323-10-S99 and 505-50-S99 and represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. In addition this ASU adds SEC observer comment, Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees, to the
Codification. The Company is in process of determining whether this pronouncement will have an impact on the financial statements.

NOTE 2 - GOING CONCERN
----------------------

The financial statements have been prepared on a going concern basis, and do not reflect any adjustments related to the uncertainty surrounding our recurring losses or accumulated deficit

The Company currently has no revenue source and is incurring losses. These factors raise substantial doubt about our ability to continue as a going concern. Management plans to finance the Company's operations through the issuance of equity and debt securities and through loans from shareholders.
However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern

NOTE 3 - EQUITY INVESTMENT
--------------------------
In July 2009 the Company acquired a 50% ownership interest in 6709800 Canada Inc. ("GPS Latitude"), a Canadian Company. The remaining 50% is owned by four Canadian citizens and a Canadian corporation. The Company accounts for this investment under the equity method of accounting. GPS Latitude is engaged in providing unique wireless live-video streaming technology and processes in Canada.

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                           December 31, 2009 and 2008

NOTE 3 -  EQUITY INVESTMENT (CONTINUED)
---------------------------------------

The initial investment was valued at $975,000 based on the value of the 4,800,000 shares of stock issued upon acquisition. During the year, the Company recorded its proportionate share of the losses of the investee through December 31, 2009.

The Company has calculated the components of the Investment to be as follows:

     Goodwill                                                 $     1,050,781
     Net Liabilities assumed at January 31, 2009                      (75,781)
                                                              -----------------
                                                                      975,000

     Proportionate share in losses  of investee, net
     of foreign currency translation of $12,873                       (36,854)
                                                              -----------------
     Book Value                                               $       938,146
                                                              =================

Following is summarized audited financial information of GPS Latitude for its most recent fiscal year:

                                                       January 31, 2009
                                                       ----------------

     Balance Sheet:
        Reimbursable R&D                               $      132,707
        Other current assets                                   10,314
        Noncurrent assets                                      15,524
        Current liabilities                                   (89,848)
        Noncurrent liabilities                               (221,360)

                                                       ----------------
     Total Stockholders' Deficit                       $     (152,663)
                                                       ----------------

     Operating Results
       Loss from operations                            $     (149,211)
       Consulting Services                                     64,765
       Interest Expense                                       (15,008)
                                                       ----------------
       Net loss                                        $      (99,454)
                                                       ----------------
       Gain on Foreign                                         25,745
          Exchange Translation
                                                       ----------------
     Comprehensive Loss                                $      (73,709)
                                                       ----------------



GPS Latitude's functional currency is the Canadian Dollar. GPS Latitude accounts for currency translation in accordance with ASC 830-10, "Foreign Currency Matters." Income and expenses related to its operations are translated at weighted average exchange rates during the year. Assets and liabilities are translated to US dollars at the exchange rate in effect at the balance sheet date.

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                           December 31, 2009 and 2008


NOTE 4 - RELATED PARTY TRANSACTIONS AND BALANCES
------------------------------------------------

The Company has a liability to stockholders for expenses paid by them on the Company's behalf. The liability has a balance of $10,400 as of December 31, 2009 and December 31, 2008, respectively. The unsecured liability is non-interest bearing and is payable on demand.

NOTE 5 - CONVERTIBLE DEBT
-------------------------

During the year ended December 31, 2009, the Company issued various convertible notes payable amounting to $825,811. These convertible notes mature at various times within six months from date of issuance, have an interest rate of 7% and include a beneficial conversion feature which allows the holder to convert the notes into common stock at a conversion price of $1.00 per share. In connection with these convertible notes, the Company issued warrants expiring five years from date of issuance which allow the holders to purchase up to 825,811 shares of common stock at $1.25 per share and issued a share of common stock for every dollar borrowed which entitles the note holders to receive up to 825,811 additional shares of common stock. Since the holders are fully vested with respect to these instruments, the Company has recognized the respective values of these features up the proceeds received of $825,811 as financing costs and not as a discount in the accompanying financial statements.

The Company issued 601,261 of the additional shares during the fourth quarter; consequently the Company has recorded a liability to issue stock of $39,576 as of December 31, 2009. None of the convertible notes had been converted as of December 31, 2009. Additionally, $256,000 of the above mentioned convertible notes have reached their maturity date as of year end and are currently in default.

Convertible debt with beneficial conversion features, whereby the conversion feature is "in the money," is accounted for in accordance with guidelines established by ASC 470-20, "Debt with Conversion and other Options." The relative fair value of the beneficial conversion feature and other embedded features are individually valued at fair market value and are either expensed or amortized over the term of the related instruments.

NOTE 6 - STOCKHOLDERS' DEFICIT
------------------------------

REVERSE STOCK SPLIT

On March, 24, 2009, the Company declared a reverse stock split of the common stock. The formula provided that every 23.1975 issued and outstanding shares of common stock of the Company be automatically reverse split into 1 share of common stock. Any resulting share ownership interest of fractional shares was rounded up to the first integer in such a manner that all rounding was done to the next single share. The reverse stock split was effective July 9, 2009 for holders of record as of that date. All stock and warrant numbers have been restated to give retroactive effect to this reverse stock split. All per share disclosures retroactively reflect shares outstanding or issuable as though the reverse stock split had occurred on January 1, 2008.

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                           December 31, 2009 and 2008

NOTE 6 - STOCKHOLDERS' DEFICIT (CONTINUED)
-----------------------------------------

COMMON STOCK

The Company issued 786,500 shares of the Company's common stock to various individuals and entities during 2009 in consideration for professional services.

The Company issued 500,000 shares of the Company's common stock to an entity pursuant to a licensing agreement.

On July 14, 2009, GMMT Acquisitions, Inc. merged with and into GMMT Merger Inc. GMMT Merger Inc. exchanged its shares for those of the Company. As a result of the merger 14,624,999 shares were issued.

In July 2009, the Company acquired 50% of the outstanding shares of 6709800 Canada Inc. ("GPS Latitude), a Canadian Company. As a result of this acquisition 4,875,000 of the Company's shares were issued.

On October 30, 2009 the Company's board of directors approved the resolution authorizing the issuance of 601,261 of the Company's authorized common stock, to individuals pursuant to the issuance of additional convertible debt.

NOTE 7 - STOCK PURCHASE WARRANTS
--------------------------------

During the year, the Company issued warrants (each warrant is exercisable into one share of Company restricted common stock) in connection with the convertible debt as discussed in Note 5.

A summary of the change in stock purchase warrants for the year ended December 31, 2009 is as follows:

                                                                Weighted
                                                  Weighted       Average
                                 Number of         Average      Remaining
                                 Warrants         Exercise     Contractual
                                Outstanding         Price      Life (Years)
                               --------------    ------------  -------------
Balance, December 31, 2008                 -               -              -
      Warrants issued                825,811     $      1.25           4.63
      Warrants exercised                   -               -              -
      Warrents expired                     -               -              -
                               --------------    ------------  -------------
Balance, December 31, 2009           825,811     $      1.25           4.63
                               ==============    ============  =============

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                           December 31, 2009 and 2008


NOTE 7 - STOCK PURCHASE WARRANTS (CONTINUED)
--------------------------------------------

The balance of outstanding and exercisable common stock warrants as at December 31, 2009 is as follows:

                                                                 Remaining
                                                                Contractual
   Number of Warrants Outstanding         Exercise Price        Life (Years)
-------------------------------------    -----------------    ----------------
              825,811                         $1.25               4.63



The fair value of stock purchase warrants granted were calculated using the Black-Scholes option pricing model using the following assumptions:

                                                  Periods Ended December 30,
                                                 2009                  2008
                                            ----------------    ----------------
 Risk free interest rate                     .93% - 1.35%         Not applicable

 Expected volatility                         669% - 715%          Not applicable

 Expected term of stock warrant in years          2.5             Not applicable

 Expected dividend yield                          0%              Not applicable

 Average value per option                    $1.20 -$1.22         Not applicable

Expected volatility is based on historical volatility of the Company and other comparable companies. Short Term U.S. Treasury rates were utilized. The expected term of the options was calculated using the alternative simplified method permitted by SAB 107, which defines the expected life as the average of the contractual term of the options and the weighted average vesting period for all option tranches. Since trading volumes and the number of unrestricted shares are very small compared to total outstanding shares, the value of the warrants was decreased for lack of marketability.

NOTE 8 - COMMITMENTS
--------------------

As of December 31, 2009, the Company was committed under a lease for its Boca Raton, Florida headquarters in the amount of $5,000 a month through March 2010.

Subsequent to year end, the Company entered into a new lease agreement for its headquarters through March 31, 2013.

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                           December 31, 2009 and 2008


NOTE 8 - COMMITMENTS (CONTINUED)
--------------------------------

Future minimum lease payments for its headquarters are as follows:

                           Year                Amount
                      ----------------      -------------

                           2010             $     55,422
                           2011                   55,917
                           2012                   58,713
                           2013                   14,855
                                            -------------
                           Total            $    184,907
                                            =============


Rent expense for the years ended December 31, 2009 and 2008 was approximately $57,341 and $22,000, respectively.


NOTE 9 - INCOME TAXES
---------------------

A reconciliation of the differences between the effective income tax rate and the statutory federal tax rate for the years ended December 31, 2009 and 2008 are as follows:

                                                  2009              2008
                                            -----------------  ----------------
      Tax benefit at U.S. statutory rate               34.00%            34.00%
      State taxes, net of federal benefit               3.63                 -
      Change in valuation allowance                   (37.63)           (34.00)
                                            -----------------  ----------------
                                                           -%                -%
                                            =================  ================

The tax effect of temporary differences that give rise to significant portions of the deferred tax asset and liabilities at December 31, 2009 and 2008 consisted of the following:

                                                  December 31,      December 31,
      Deferred Tax Assets                             2009              2008
      --------------------------------------------------------   ---------------

      Net Operating Loss Carryforward          $    1,034,740    $       88,000
                                               ---------------   ---------------
      Total Non-current Deferred Tax Asset          1,034,740            88,000
      Non-current Deferred Tax Liabilities           (267,009)                -
                                               ---------------   ---------------
      Net Non-current Deferred Tax Asset              767,731            88,000
      Valuation Allowance                            (767,731)          (88,000)
                                               ---------------   ---------------
      Total Net Deferred Tax Asset             $            -    $            -
                                               ===============   ===============

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                           December 31, 2009 and 2008

NOTE 9 - INCOME TAXES (CONTINUED)
---------------------------------

As of December 31, 2009, the Company had a net operating loss carry forward for income tax reporting purposes of approximately $2,750,000 that may be offset against future taxable income through 2029. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax asset has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carry forwards will expire unused.

Accordingly, the potential tax benefits of the loss carry forwards are offset by a valuation allowance of the same amount.

NOTE 10 - SUPPLEMENTAL CASH FLOW INFORMATION
--------------------------------------------

                                                               Year Ended
                                                              December 31,
                                                           2009           2008
                                                        ----------     ---------
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest                                  $     361      $       -

Changes in non-cash financing and investing activities:
 Common stock issued as prepaid licensing fee              100,000             -
 Common stock issued in connection with merger               1,662             -
 Common stock issued in connection with   acquisition of
     investee                                              975,000             -
 Common Stock issued for Convertible Debt (additional
     shares)                                            $  280,144     $       -


NOTE 11 - SUBSEQUENT EVENTS
---------------------------

Management has evaluated the subsequent events through October 22, 2010, the date at which the financial statements were available for issue.

On January 1, 2010 the Company entered into an agreement with F&T, LLC and one of it's shareholders for the purchase certain intellectual properties and the performance of services pertaining to the treatment of water by the use of electro-coagulation (the "Technology". Upon the closing of the agreement, the Company acquired the worldwide rights to make, use, sell, offer to sell, import, and otherwise exploit the Technology. As compensation, the Company agreed to pay the shareholder of F&T, LLC. a fee of $100,000 by February 21, 2010. This amount was paid in full prior to February 21, 2010. In addition, the Company agreed to the issuance of stock as payment for future royalties related to this agreement. Concurrently, the Company entered into a three year employment agreement with the shareholder of F&T, LLC, to serve as the President and Chief Technology Officer of Latitude Clean Tech Group, Inc. for a salary of not less than $120,000 for the first twelve months of the agreement.

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                           December 31, 2009 and 2008

NOTE 11 - SUBSEQUENT EVENTS (CONTINUED)
---------------------------------------

On January 12, 2010, the Company's board of directors approved the resolution authorizing the issuance of 223,850 shares of the Company's authorized common stock to individuals pursuant to the issuance of additional convertible debt.

On February 15, 2010, the Company entered into a one year agreement for consulting services beginning January 1, 2010. In consideration of the services rendered and performed the Company will issue 200,000 shares of the Company's common stock fair valued at $40,000.

The Company entered into a three year office lease agreement beginning April 1, 2010 through March 31, 2013 for an aggregate office rent of $169,906. The amount is to be paid monthly over the course of the agreement.

On April 23, 2010, the Company's board of directors approved the resolution authorizing the issuance of 782,100 shares of the Company's authorized common stock to individuals pursuant to the issuance of additional convertible debt.

On April 23, 2010, the Company's board of directors approved the resolution authorizing the issuance of 234,191 shares of the Company's authorized common stock to individuals pursuant to the conversion of notes payable in the amount of $221,000 plus related accrued interest previously in default as stated in
Note 5.

As of May 10, 2010, an additional $400,261 of convertible debt as stated in Note 5 reached their maturity date and are currently in default.

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS
                       FOR THE PERIOD ENDED JUNE 30, 2010
                                    UNAUDITED

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)

                               TABLE OF CONTENTS




CONSOLIDATED FINANCIAL STATEMENTS

      Consolidated Balance Sheets                                    F-23

      Consolidated Statements of Operations                          F-24

      Consolidated Statement of Stockholders' Deficit                F-25

      Consolidated Statements of Cash Flows                          F-26

      Notes to Consolidated Financial Statements                     F-27-39


                             LATITUDE SOLUTIONS, INC. & SUBSIDIARIES (F/K/A GMMT, INC.)
                                           (A Development Stage Company)
                                            Consolidated Balance Sheets


                                                       ASSETS

                                                                             June 30,            December 31,
                                                                               2010                  2009
                                                                        --------------------  --------------------
                                                                            (Unaudited)            (Audited)
                                                                            (Restated)
CURRENT ASSETS

      Cash                                                              $           213,687   $             2,133
                                                                        --------------------  --------------------

          Total Current Assets                                                      213,687                 2,133
                                                                        --------------------  --------------------

      Due from investee                                                                   -                96,065
      Equity investment                                                           1,725,262               938,146
      Prepaid licensing fee, net                                                     96,667               100,000
      Property and equipment, net                                                   283,383                20,208
      Intangible assets, net                                                        214,667                     -
      Other assets                                                                   26,223                 4,422
                                                                        --------------------  --------------------


          TOTAL ASSETS                                                  $         2,559,889   $         1,160,974
                                                                        ====================  ====================


                                       LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

      Accounts payable and accrued expenses                             $           717,386   $           602,261
      Due to investee                                                               573,307                     -
      Related party payable                                                          10,400                10,400
      Convertible debt                                                            2,059,011               825,811
                                                                        --------------------  --------------------

          Total Current Liabilities                                               3,360,104             1,438,472
                                                                        --------------------  --------------------

STOCKHOLDERS' DEFICIT

      Common stock, $0.001 par value, 100,000,000
         shares authorized, 24,437,337 and 21,887,814
         shares issued and outstanding, respectively                                 24,437                21,888
      Additional paid-in capital                                                  4,280,763             2,397,940
      Deficit accumulated during the development stage                           (5,191,638)           (2,749,775)
      Liability to issue stock                                                       94,472                39,576
      Accumulated other comprehensive (loss) income                                  (8,249)               12,873
                                                                        --------------------  --------------------

          Total Stockholders' Deficit                                              (800,215)             (277,498)
                                                                        --------------------  --------------------

          TOTAL LIABILITIES AND STOCKHOLDERS'  DEFICIT                  $         2,559,889   $         1,160,974
                                                                        ====================  ====================




   The accompanying notes are an integral part of these financial statements.

                                  LATITUDE SOLUTIONS, INC. & SUBSIDIARIES (F/K/A GMMT, INC.)
                                                (A Development Stage Company)
                                            Consolidated Statements of Operations
                                                         (Unaudited)
                                                          (Restated)



                                                                                                             From Inception
                                               For the Three Months Ended      For the Six Months Ended        on June 3,
                                                        June 30,                        June 30,              1983 Through
                                             ------------------------------  ------------------------------     June 30,
                                                   2010            2009           2010            2009            2010
                                             ---------------  -------------  ---------------  -------------  ---------------
REVENUES                                      $           -    $         -    $           -    $         -   $            -
                                             ---------------  -------------  ---------------  -------------  ---------------

EXPENSES

    Legal and accounting expense                     57,568         11,450           80,207         14,933          222,197
    Consulting fees                                 149,130        154,492          282,750        193,092        1,213,643
    Rent expense                                     14,340         15,000           25,335         30,000          104,676
    Salaries expense                                136,475         11,000          216,550         40,000          275,538
    Travel expense                                   39,524         52,308           62,976         74,533          247,005
    General and administrative                       91,957         18,628          161,898         26,376          266,489
                                             ---------------  -------------  ---------------    -----------    -------------

        Total Expenses                              488,994        262,878          829,716        378,934        2,329,548
                                             ---------------  -------------  ---------------    -----------    -------------

LOSS FROM OPERATIONS                               (488,994)      (262,878)        (829,716)      (378,934)      (2,329,548)


OTHER EXPENSES

    Acquisition expense                                   -              -                -              -          350,000
    Finance costs pursuant to debt issuance         837,000        256,000        1,454,200        256,000        2,280,011
    Interest expense                                 29,411              -           50,561              -           74,966
    Equity in losses of investee                          -              -          107,386              -          157,113
                                             ---------------  -------------  ---------------    -----------    -------------
        Total Other Expenses                        866,411        256,000        1,612,147        256,000        2,862,090
                                             ---------------  -------------  ---------------    -----------    -------------


LOSS BEFORE INCOME TAXES                         (1,355,405)      (518,878)      (2,441,863)      (634,934)      (5,191,638)

INCOME TAXES                                              -              -                -              -                -
                                             ---------------  -------------  ---------------    -----------    -------------

NET LOSS                                     $   (1,355,405)  $   (518,878)  $   (2,441,863)  $   (634,934)  $   (5,191,638)
                                             ===============  =============  ===============  =============  ===============


LOSS PER SHARE - BASIC AND DILUTED           $        (0.06)  $      (1.04)  $        (0.11)  $      (1.32)
                                             ===============  =============  ===============  =============

WEIGHTED AVERAGE
  OUTSTANDING SHARES
  BASIC AND DILUTED                              23,482,952        497,070       22,544,421        481,029
                                             ===============  =============  ===============  =============



  The accompanying notes are an integral part of these financial statements.

                                     LATITUDE SOLUTIONS, INC. & SUBSIDIARIES (F/K/A GMMT, INC.)
                                                    (A Development Stage Company)
                                           Consolidated Statement of Stockholders' Deficit
                                                             (Unaudited)
                                                             (Restated)


                                                                                     Deficit
                                                                                   Accumulated              Accumulated    Total
                                                      Common Stock     Additional   During the    Liability    Other       Stock-
                                                  -------------------   Paid-In    Development    to Issue  Comprehensive  holders'
                                                    Shares     Amount   Capital       Stage        Stock   (Loss)Income    Deficit
                                                  ---------- -------- ----------- ------------- ----------- ----------- ------------

Balance at inception on  June 3, 1983                      - $      - $         - $          -  $        -  $      -    $         -

Common shares issued to   founders for services      421,643      422       9,358            -           -         -          9,780

Net loss for the period from inception
  on June 3, 1984 through December 31, 2004                -        -           -       (9,780)          -         -         (9,780)
                                                  ---------- -------- ----------- ------------- ----------- ----------- ------------

Balance, December 31, 2004                           421,643      422       9,358       (9,780)          -           -            -

Services contributed and expenses paid by
 shareholder                                               -        -       7,500            -           -           -        7,500

Net loss for the year ended December 31, 2005              -        -           -      (11,700)          -           -      (11,700)
                                                  ---------- -------- ----------- ------------- ----------- ----------- ------------

Balance, December 31, 2005                           421,643      422      16,858      (21,480)          -           -       (4,200)

Services contributed by shareholders                       -        -       5,000            -           -           -        5,000

Net loss for the year ended December 31, 2006              -        -           -       (7,500)          -           -       (7,500)
                                                  ---------- -------- ----------- ------------- ----------- ----------- ------------

Balance, December 31, 2006                           421,643      422      21,858      (28,980)          -           -       (6,700)

Services contributed by shareholders                       -        -       3,600            -           -           -        3,600

Net loss for the year ended December 31, 2007              -        -           -       (7,300)          -           -       (7,300)
                                                  ---------- -------- ----------- ------------- ----------- ----------- ------------

Balance, December 31, 2007                           421,643      422      25,458      (36,280)          -           -      (10,400)

Common stock issued for cash at 0.20  per share       45,322       45     210,205            -           -           -      210,250

Net loss for the year ended December 31, 2008              -        -           -     (222,707)          -           -     (222,707)
                                                  ---------- -------- ----------- ------------- ----------- ----------- ------------

Balance, December 31, 2008                           466,965      467     235,663     (258,987)          -           -      (22,857)

Common stock issued for cash at 0.20  per share       33,089       33     153,468            -           -           -      153,501

Value of beneficial conversion feature and
 warrants issued in connection with debt                   -        -     516,090            -           -           -      516,090

Issuance of common stock for
 professional fees at $ .20 per share                786,500      787     156,514            -           -           -      157,301

Issuance of common stock for
 prepaid licensing fee at $ .20 per share            500,000      500      99,500            -           -           -      100,000

Issuance of common stock in  connection with
 merger with Latitude Solutions, Inc.             14,624,999   14,625     (12,963)           -           -           -        1,662

Issuance of common stock in connection with
 acquisition of investee at $ .20 per share        4,875,000    4,875     970,125            -           -           -      975,000

Issuance of common stock pursuant to bonus shares
 issued in connection with convertible debt          601,261      601     279,543            -           -           -      280,144

Net loss for the year ended December 31, 2009              -        -           -   (2,490,788)          -           -    2,490,788)

Common stock to be issued                                  -        -           -            -      39,576           -       39,576

Other comprehensive income for the
 year ended December 31, 2009                              -        -           -            -           -      12,873       12,873
                                                  ---------- -------- ----------- ------------- ----------- ----------- ------------

Balance, December 31, 2009                        21,887,814   21,888   2,397,940   (2,749,775)     39,576      12,873     (277,498)

Issuance of common stock for
 professional fees at $ .20 per share                709,382      709     141,167            -     (11,620)          -      130,256

Issuance of common stock pursuant to
 agreement with F&T                                  600,000      600     119,400            -           -           -      120,000

Issuance of common stock pursuant to  bonus
 shares issued in connection with convertible
 debt                                              1,005,950    1,006     138,332            -    (139,338)          -            -

Issuance of common stock pursuant to conversion
 shares issued in connection with convertible
 debt                                                234,191      234     233,957            -           -           -      234,191

Value of beneficial conversion feature and
 warrants issued in connection with debt                   -        -   1,249,967            -           -           -    1,249,967

Net Loss for the period ended June 30, 2010                -        -           -   (2,441,863)          -           -    2,441,863)

Common stock to be issued                                  -        -           -            -     205,854           -      205,854

Other comprehensive loss for the
 period ended June 30, 2010                                -        -           -            -           -     (21,122)     (21,122)

                                                  ---------- -------- ----------- ------------- ----------- ----------- ------------
Balance, June 30, 2010                            24,437,337 $ 24,437 $ 4,280,763 $ (5,191,638) $   94,472  $   (8,249) $  (800,215)
                                                  ========== ======== =========== ============= =========== =========== ============

   The accompanying notes are an integral part of these financial statements.

                               LATITUDE SOLUTIONS, INC. & SUBSIDIARIES (F/K/A GMMT, INC.)
                                              (A Development Stage Company)
                                          Consolidated Statements of Cash Flows
                                                       (Unaudited)
                                                       (Restated)

                                                                                                      From Inception
                                                                                                        on June 3,
                                                                                                       1983 Through
                                                                   Six Months Ended June 30,             June 30,
                                                                    2010               2009               2010
                                                              ----------------   ----------------  --------------------
OPERATING ACTIVITIES

     Net loss                                                  $   (2,441,863)    $     (634,935)   $       (5,191,638)
     Adjustments to reconcile net loss to
       net cash used by operating activities:
          Services contributed by
            shareholders                                                    -                  -                16,100
          Financing costs                                           1,454,200            256,000             2,280,011
          Common stock issued or to be
            issued for services                                       130,256                  -               307,337
          Depreciation and amortization expense                        13,184                  -                13,957
          Equity in losses of investee                                128,508                  -               178,235
          Change in foreign currency translation                      (21,122)                 -               (21,122)
     Changes in operating assets and liabilities:
          Increase in due from investee                              (140,233)                 -              (236,298)
          Increase in other assets                                    (21,801)                 -               (26,223)
          Increase in related party payable                                 -                  -                10,400
          (Decrease) increase in accounts
            payable and accrued expenses                              128,316             (8,212)              730,577
                                                              ----------------   ----------------  --------------------

               Net Cash Used by Operating Activities                 (770,555)          (387,147)           (1,938,664)
                                                              ----------------   ----------------  --------------------

 INVESTING ACTIVITIES

          Capital contribution to investee                           (106,019)                 -              (106,019)
          Purchase of equipment                                      (264,072)                 -              (285,053)
          Purchase of intangible assets                              (102,000)                 -              (102,000)
                                                              ----------------   ----------------  --------------------

               Net Cash Used by Investing Activities                 (472,091)                 -              (493,072)
                                                              ----------------   ----------------  --------------------

 FINANCING ACTIVITIES

          Proceeds from convertible debt                            1,454,200            256,000             2,280,011
          Sale of common stock                                              -            153,500               365,412
                                                              ----------------   ----------------  --------------------

               Net Cash Provided by Financing Activities            1,454,200            409,500             2,645,423
                                                              ----------------   ----------------  --------------------

          NET INCREASE IN CASH                                        211,554             22,353               213,687

          CASH AT BEGINNING OF PERIOD                                   2,133                857                     -
                                                              ----------------   ----------------  --------------------

          CASH AT END OF PERIOD                                $      213,687     $       23,210    $          213,687
                                                              ================   ================  ====================



   The accompanying notes are an integral part of these financial statements.

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2010


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------

BUSINESS AND ORGANIZATION

Latitude Solutions, Inc. (FKA GMMT, INC) ("the Company") is a Nevada Corporation incorporated on June 3, 1983. The Company is a development stage company which has devoted most of its efforts in establishing a business plan and seeking viable business opportunities.

In March 2009, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with its wholly-owned subsidiary, GMMT Acquisitions, Inc., and GMMT Merger Inc., both Nevada corporations. In connection with this transaction, the company changed its name from GMMT, Inc. to Latitude Solutions, Inc.

On July 14, 2009, GMMT Acquisitions, Inc. merged with and into GMMT Merger Inc. and GMMT Merger Inc. exchanged its shares for those of the Company. As a result of the merger, the Company acquired businesses owned by the subsidiaries which provide wireless live-video streaming technology solutions and a process to alleviate contaminated water problems.

BASIS OF PRESENTATION

The accompanying interim financial statements as of June 30, 2010 and for the three and six month periods ended June 30, 2010 and 2009 include the accounts of Latitude Solutions, Inc. and its wholly owned subsidiaries, Latitude Clean Tech Group, Inc, and Trinity Solutions, Inc. (collectively the "Company" "we," "us," or "our). All intercompany balances and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments, with an initial maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. Depreciation is provided for on the straight line method over the estimated useful lives of the related assets as follows:

                      Furniture and fixtures    5 to 7 years
                      Computer equipment        5 years
                      Equipment                 5 to 7 years
                      Software                  3 to 5 years

The cost of maintenance and repairs is charged to expense in the period incurred. Expenditures that increase the useful lives of assets are capitalized and depreciated over the remaining useful lives of the assets. When items are retired or disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2010

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------

INTANGIBLE ASSETS

In accordance with FASB ASC 350-25, "Intangibles - Goodwill and Other," the Company acquired a patent that is being amortized over its useful life of fifteen years. The Company purchased the patent through the issuance of 600,000 shares of common stock with a fair value of $120,000 and a cash payment of $100,000. Additionally, the Company capitalized patent costs of $2,000. The Company's balance of intangible asset on the balance sheet net of accumulated amortization was $214,667 and $0 at June 30, 2010 and December 31, 2009, respectively. Amortization expense related to the intangible asset was $7,333 and $0 for the six months ended June 30, 2010 and 2009, respectively.

LONG-LIVED ASSETS

The Company's long-lived assets are reviewed for impairment in accordance with the guidance of the FASB ASC 360-10, "Property, Plant, and Equipment," whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to he held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Through June 30, 2010, the Company had not experienced impairment losses on its long-lived assets.

EQUITY INVESTMENTS

The Company follows ASC 323-10, "Investments" to account for investments in entities in which the Company has a 20% to 50% interest or otherwise exercises significant influence. These investments are carried at cost, adjusted for the Company's proportionate share of undistributed earnings or losses of Investee.

DEVELOPMENT STAGE COMPANY

The  Company  is  a  development   stage  company  as  defined  by  ASC  915-10,
"Development Stage Entities." All losses accumulated since inception have been considered as part of the Company's development stage activities.

REVENUE RECOGNITION

The Company currently has no source of revenues. Revenue recognition policies will be determined when principal operations begin.

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2010

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------

NET LOSS PER SHARE

The Company follows ASC 260-10, "Earnings Per Share" in calculating the basic and diluted loss per share. The Company computes basic loss per share by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding. Diluted loss per share considers the effect of common equivalent shares. There were no common share equivalents at June 30, 2010 and 2009.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

Income taxes are accounted for under the asset and liability method as stipulated by "ASC 740 formerly Statement of Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities or a change in tax rate is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced to estimated amounts to be realized by the use of the valuation allowance. A valuation allowance is applied when in management's view it is more likely than not (50%) that such deferred tax will not be utilized.

Effective January 1, 2009, the Company adopted certain provisions under ASC 740, which provide interpretative guidance for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Effective with the Company's adoption of these provisions, interest related to the unrecognized tax benefits is recognized in the financial statements as a component of income taxes. The adoption of ASC 740 did not have an impact on the Company's financial position and results of operations.

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2010

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------

INCOME TAXES (CONTINUED)

In the unlikely event that an uncertain tax position exists in which the Company could incur income taxes, the Company would evaluate whether there is a probability that the uncertain tax position taken would be sustained upon examination by the taxing authorities. Reserve for uncertain tax positions would then be recorded if the Company determined it is probable that a position would be sustained upon examination or if a payment would have to be made to a taxing authority and the amount is reasonably estimable. As of June 30, 2010, the Company does not believe it has any uncertain tax positions that would result in the Company having a liability to the taxing authorities. The Company's tax returns are subject to examination by the federal and state tax authorities for the years ended 2006 through 2009.

FINANCIAL INSTRUMENTS

The Company adopted the provisions of ASC 820, "Fair Value Measurements and Disclosures," effective January 1, 2008. ASC 820 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value, as required by ASC 820, must maximize the use of observable inputs and minimize the use of unobservable inputs.

The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value. The Company's assessment of the significance of a particular input to the fair value measurements requires judgment, and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy.

         o Level 1 - Quoted prices in active markets for identical assets or liabilities.

         o Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

         o Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2010


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------

COMPREHENSIVE INCOME

The Company applies ASC 220 "Comprehensive Income" which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of June 30, 2010, the Company's accumulated other comprehensive loss of approximately $8,200 is comprised of the accumulated foreign currency translation adjustments related to the Company's equity investment.

ACCOUNTING FOR STOCK-BASED COMPENSATION

The Company applies the fair value method of ASC 718, "Share Based Payment," formerly Statement of Financial Accounting Standards ("SFAS") No. 123R "Accounting for Stock Based Compensation", in accounting for its stock based compensation. This standard states that compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. As the Company does not have sufficient, reliable and readily determinable values relating to its common stock, the Company has used the stock value pursuant to its most recent sale of stock for purposes of valuing stock based compensation.

COMMON STOCK PURCHASE WARRANTS

The Company accounts for common stock purchase warrants at fair value in accordance with ASC 815-40 "Derivatives and Hedging," formerly Emerging Issues Task Force Issue ("EITF") No. 00-19, "Accounting for Derivative Financial Instruments Indexed to and Practically Settled in a Company's Own Stock". The Black-Scholes option pricing valuation method is used to determine fair value of these warrants consistent with ASC 718, "Share Based Payment," formerly Statement of Financial Accounting Standards ("SFAS") No. 123R "Accounting for Stock Based Compensation". Use of this method requires that the Company make assumptions regarding stock volatility, dividend yields, expected term of the warrants and risk-free interest rates.

The Company accounts for transactions in which services are received in exchange for equity instruments based on the fair value of such services received from non-employees, in accordance with ASC 505-50 "Equity Based Payments to Non-employees," formerly EITF No. 96-18, " Accounting for Equity Instruments that are issued to other than Employees for Acquiring, or in Conjunction with Selling Goods or Services."

RECLASSIFICATIONS

Certain prior periods' comparative figures have been reclassified to conform to the financial statement presentation adopted for the current period.

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2010


NOTE 2 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
--------------------------------------------------------------

The accompanying financial statements for the interim period ended June 30, 2010, have been restated to reflect the recognition of an accrual for the required investment into 6709800 Canada, Inc. ("GPS Latitude") equal to 40% of all financing raised by the Company (see Note 4). The Company recorded the above as capital contributions into the equity investment account. Any unpaid amounts owed to GPS Latitude have been recorded as amounts due to investee. This restatement does not affect the consolidated statements of operations, stockholders' deficit or cash flows for the periods presented.

Set forth below are the effect of the restatement to the balance sheet captions:

                                                                   As of
         Balance sheet                                         June 30, 2010
         --------------------------------------              ------------------

         Due from investee as reported                       $         236,298
         Restatement                                                  (236,298)
                                                             ------------------
         Due from investee as restated                       $                -
                                                             ==================

         Equity investment as reported                       $         915,657
         Restatement                                                   809,605
                                                             ------------------
         Equity investment as restated                       $       1,725,262
                                                             ==================


         Due to investee as reported                         $               -
         Restatement                                                 ( 573,307)
                                                             ------------------
         Due to investee as restated                         $        (573,307)
                                                             ==================

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2010

NOTE 3 - GOING CONCERN
----------------------

The financial statements have been prepared on a going concern basis, and do not reflect any adjustments related to the uncertainty surrounding our recurring losses or accumulated deficit.

The Company currently has no revenue source and is incurring losses. These factors raise substantial doubt about our ability to continue as a going concern. Management plans to finance the Company's operations through the issuance of equity and debt securities. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 - EQUITY INVESTMENT
--------------------------

In July 2009, the Company acquired a 50% ownership interest in GPS Latitude, a Canadian Company. The remaining 50% is owned by four Canadian citizens and a Canadian corporation. The Company accounts for this investment under the equity method of accounting. GPS Latitude is engaged in providing unique wireless live-video streaming technology and processes in Canada.

The initial investment was valued at $975,000 based on the value of the 4,875,000 shares of stock issued upon acquisition. During the period, the Company recorded its proportionate share of the losses of the investee through January 31, 2010.

Pursuant to the 50% acquisition, the Company is required to invest into GPS Latitude 40% of any financing raised. The Company recorded the above requirement as capital contributions to GPS Latitude. Any unpaid amounts owed to GPS Latitude have been recorded as amounts due to investee.

The Company has calculated the components of the Investment to be as follows:

     Goodwill                                              $       1,050,781
     Net Liabilities assumed at January 31, 2009                     (75,781)
                                                           ------------------
                                                                     975,000

     Contributed Capital                                             915,624

     Estimated proportionate share in losses of investee,
       including a foreign currency translation of $8,249           (165,362)
                                                           ------------------

     Book Value                                            $       1,725,262
                                                           ==================

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2010


NOTE 4 - EQUITY INVESTMENT (CONTINUED)
-------------------------------------

Following is summarized unaudited financial information of GPS Latitude for its most recent fiscal year:

                                                           January 31, 2010
                                                         --------------------
                  Balance Sheet:
                     Reimbursable R&D                    $           166,349
                     Other current assets                             63,972
                     Noncurrent assets                                 3,947
                     Current liabilities                            (297,074)
                     Noncurrent liabilities                         (255,002)
                                                         --------------------
                  Total Stockholders' Deficit            $         ( 317,808)
                                                         ====================


                  Operating Results
                    Loss from operations                 $         ( 301,404)
                    Consulting Services                               99,782
                    Interest Expense                                 (13,150)
                                                         --------------------
                    Net loss                             $         ( 214,772)
                    Loss on Foreign Exchange                         (42,244)
                                                         --------------------
                    Comprehensive Loss                   $         ( 257,016)
                                                         ====================

GPS Latitude's functional currency is the Canadian Dollar. GPS Latitude accounts for currency translation in accordance with ASC 830-10, "Foreign Currency Matters." Income and expenses related to its operations are translated at weighted average exchange rates during the year. Assets and liabilities are translated to US dollars at the exchange rate in effect at the balance sheet date.

NOTE 5 - RELATED PARTY TRANSACTIONS AND BALANCES
------------------------------------------------

The Company has a liability to stockholders for expenses paid by them on the Company's behalf. The liability has a balance of $10,400 as of June 30, 2010 and December 31, 2009, respectively. The unsecured liability is non-interest bearing and is payable on demand.

NOTE 6 - CONVERTIBLE DEBT
-------------------------

During the six months ended June 30, 2010, the Company issued various convertible notes payable amounting to $1,454,200. These convertible notes mature at various times within six months from date of issuance, have an interest rate of 7% and include a beneficial conversion feature which allows the holder to convert the notes into common stock at a conversion price of $1.00 per share. In connection with these convertible notes, the Company issued warrants expiring five years from date of issuance which allow the holders to purchase up to 1,454,200 shares of common stock at $1.25 per share and issued a share of common stock for every dollar borrowed

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2010

NOTE 6 - CONVERTIBLE DEBT (CONTINUED)
------------------------------------

which entitles the note holders to receive up to 1,454,200 additional shares of common stock.

The Company issued 1,005,950 of the additional shares during the six months ended June 30, 2010; consequently the remaining additional shares to be issued by the Company have resulted in a liability to issue stock of $94,472 as of June 30, 2010. As of June 30, 2010, $825,811 of the notes payable have reached their maturity date and $221,000 of this amount has been converted to stock.

Convertible debt with beneficial conversion features, whereby the conversion feature is "in the money," is accounted for in accordance with guidelines established by ASC 470-20, "Debt with Conversion and other Options." The relative fair value of the beneficial conversion feature and other embedded features are individually valued at fair market value and are either expensed or amortized over the term of the related instruments. Since the holders are fully vested with respect to these features, the Company has recognized the respective values of these features up the proceeds received as financing costs and not as a discount in the accompanying financial statements.

NOTE 7 - STOCKHOLDERS' DEFICIT
------------------------------

REVERSE STOCK SPLIT

On March 24, 2009, the Company declared a reverse stock split of the common stock. The formula provided that every 23.1952 issued and outstanding shares of common stock of the Company be automatically reverse split into 1 share of common stock. Any resulting share ownership interest of fractional shares was rounded up to the first integer in such a manner that all rounding was done to the next single share. The reverse stock split was effective July 9, 2009 for holders of record as of that date. All stock and warrant numbers have been restated to give retroactive effect to this reverse stock split. All per share disclosures retroactively reflect shares outstanding or issuable as though the reverse stock split had occurred on January 1, 2008.

COMMON STOCK

The Company issued 709,382 shares of the Company's common stock to various individuals and entities during the six month period ended June 30, 2010 in consideration for professional services.

The Company issued 600,000 shares of the Company's common stock to an entity pursuant to an agreement to purchase intellectual property.

On January 12, 2010, the Company's board of directors approved the resolution authorizing the issuance of 223,850 shares of the Company's authorized common stock to individuals pursuant to the issuance of additional convertible debt.

On April 23, 2010, the Company's board of directors approved the resolution authorizing the issuance of 1,016,291 shares of the Company's authorized common stock to individuals pursuant to the issuance of additional convertible debt as well as shares issued pursuant to the conversion of outstanding notes.

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2010

NOTE 8 - STOCK PURCHASE WARRANTS
--------------------------------

During the period, the Company issued warrants (each warrant is exercisable into one share of Company restricted common stock) in connection with the convertible debt as discussed in Note 5.

A summary of the change in stock purchase warrants for the period ended June 30, 2010 is as follows:

                                                                   Weighted
                                                 Weighted           Average
                               Number of          Average          Remaining
                                Warrants         Exercise         Contractual
                              Outstanding          Price         Life (Years)
                             ---------------    ------------     --------------
Balance, December 31, 2009          825,811           $1.25               4.13
      Warrants issued             1,454,200           $1.25               4.79
      Warrants exercised                  -               -                  -
      Warrants expired                    -               -                  -
                             ---------------    ------------     --------------
Balance, June 30, 2010            2,280,011           $1.25               4.55
                             ===============    ============     ==============

The balance of outstanding and exercisable common stock warrants at June 30, 2010 is as follows:


                                                                Remaining
                                                               Contractual
    Number of Warrants Outstanding        Exercise Price       Life (Years)
-------------------------------------    ----------------    ----------------
                825,811                         $1.25             4.13
              1,454,200                         $1.25             4.79


The fair value of stock purchase warrants granted were calculated using the Black-Scholes option pricing model using the following assumptions:

                                                    Periods Ended
                                           June 30, 2010       December 31, 2009
                                          ----------------    ------------------
 Risk free interest rate                    .61% - 1.14%          .93% - 1.35%

 Expected volatility                        729% - 777%           669% - 715%

 Expected term of stock warrant in years        2.5                   2.5

 Expected dividend yield                         0%                    0%

 Average value per option                   1.20 - 1.22           1.20 - 1.22

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2010

NOTE 8 - STOCK PURCHASE WARRANTS (CONTINUED)
--------------------------------------------

Expected volatility is based on historical volatility of the Company and other comparable companies. Short Term U.S. Treasury rates were utilized. The expected term of the options was calculated using the alternative simplified method permitted by SAB 107, which defines the expected life as the average of the contractual term of the options and the weighted average vesting period for all option tranches. Since trading volumes and the number of unrestricted shares are very small compared to total outstanding shares, the value of the warrants was decreased for lack of marketability.


NOTE 9 - COMMITTMENTS
---------------------

The company entered into a three year office lease agreement beginning April 1, 2010 through March 31, 2013 for an aggregate office rent of $169,605. The amount is to be paid monthly over the course of the agreement.


Future minimum lease payments for its headquarters are as follows:

                            YEAR                   AMOUNT
                            ----                  -------
                            2010                  $ 28,680
                            2011                    55,917
                            2012                    58,713
                            2013                    14,856

Rent expense for the six months ended June 30, 2010 and 2009 was approximately $25,335 and $ 30,000, respectively.

NOTE 10 - INCOME TAXES
----------------------

A reconciliation of the differences between the effective income tax rate and the statutory federal tax rate for the period ended June 30, 2010 and December 31, 2009 are as follows:

                                                June 30,         December 31,
                                                  2010               2009
                                            ----------------     -------------
    Tax benefit at U.S. statutory rate              34.00%            34.00%
    State taxes, net of federal benefit              3.63              3.63
    Change in valuation allowance                  (37.63)           (37.63)
                                            ----------------     -------------
                                                        - %               -%
                                            ================     =============

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2010


NOTE 10 - INCOME TAXES (CONTINUED)
---------------------------------

The tax effect of temporary differences that give rise to significant portions of the deferred tax asset and liabilities at June 30, 2010 and December 31, 2009 consisted of the following:

                                            June 30,        December 31,
  Deferred Tax Assets                         2010              2009
                                         -------------     --------------

  Net Operating Loss Carryforward        $   1,953,614     $    1,034,740
                                         -------------     --------------
  Total Non-current Deferred Tax Asset       1,953,614          1,034,740
  Non-current Deferred Tax Liabilities        (737,372)          (267,009)
                                         -------------     --------------
  Net Non-current Deferred Tax Asset         1,216,242            767,731
  Valuation Allowance                       (1,216,242)          (767,731)
                                         -------------     --------------
  Total Net Deferred Tax Asset           $          -      $           -
                                         =============     ==============

As of June 30, 2010, the Company had a net operating loss carry forward for income tax reporting purposes of approximately $5,192,000 that may be offset against future taxable income through 2030. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax asset has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carry forwards will expire unused.

Accordingly, the potential tax benefits of the loss carry forwards are offset by a valuation allowance of the same amount.

NOTE 11 - SUPPLEMENTAL CASH FLOW INFORMATION
--------------------------------------------

                                                        Six Months Ended
                                                            June 30,
                                                      2010           2009
                                                  -------------  -------------

Supplemental Disclosure of Cash Flow
  Information:
 Cash paid for interest                           $         39   $          -
                                                  -------------  -------------

Changes in non-cash financing and investing
 activities:
 Common stock issued for intangible asset         $    120,000   $          -
                                                  -------------  -------------
 Common stock issued for notes payable            $    139,338   $          -
    (additional shares)
                                                  -------------  -------------
 Common stock issued for conversion of            $    234,191   $          -
    notes payable and accrued interest
                                                  -------------  -------------
 Contributions payable to GPS Latitude            $    809,605   $          -
                                                  -------------  -------------

             LATITUDE SOLUTIONS, INC & SUBSIDIARIES (FKA GMMT, INC.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                  June 30, 2010

NOTE 12 - SUBSEQUENT EVENTS
---------------------------

Management has evaluated the subsequent events through November 10, 2010, the date at which the financial statements were available for issue.

On August 17, 2010, the Company issued 2,047,922 shares of the Company's authorized common stock to individuals pursuant to the issuance of additional convertible debt and the conversion of $939,550 of notes payable plus accrued interest. Included in the $939,550 is $259,550 previously in default as stated in Note 5.

The Company entered into an office lease agreement, an addendum to the original lease agreement, beginning September 1, 2010 through March 31, 2013 for an additional aggregate office rent of $37,836. The amount is to be paid monthly over the course of the agreement.

On  September  8, 2010,  the  Company  issued  665,000  shares of the  Company's
authorized   common  stock  to  various   individuals   pursuant  to  consulting
agreements.

On September  16,  2010,  the Company  issued  70,000  shares of the  Company's
authorized   common  stock  to  various   individuals   pursuant  to  consulting
agreements.

On October 13, 2010, the Company issued 453,013 shares of the Company's authorized common stock to individuals pursuant to the issuance of additional convertible debt and the conversion of $135,000 of notes payable plus accrued interest.

On October 26, 2010, the Company issued 50,000 shares of the Company's authorized common stock to an individual pursuant to consulting services rendered.

On October 28, 2010, the Company issued 18,500 shares of the Company's authorized common stock to an individual pursuant to consulting services rendered.

As of November 10, 2010, there are 359,000 shares due to noteholders pursuant to the issuance of additional convertible debt.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
--------------------------------------------------------------------------------

In August 2009, the Company's Independent Registered Public Accountant, Moore and Associates, Charted, had it's registration with the Public Accounting Oversight Board (PCAOB) revoked. As a result of such revocation, the Company engaged the services of Mallah Furman to act as its Independent Registered Public Accountant and perform not only the audit of its financial statements for the year ended December 31, 2009, but to re-audit its financial statements for the year ended December 31, 2008.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS


(a)      Audited financial statements for years ended December 31, 2009 and 2008

         Unaudited financial statements for the period ended June 30, 2010

(b)       EXHIBIT NO.                            DESCRIPTION
          -----------    --------------------------------------------------------------------------------------
          2.1            Merger Agreement by and between GMMT, Inc. and Genex Biopharma, Inc.

          3(i).1         Articles of Incorporation of GMMT, Inc. - Idaho

          3(i).2         Certificate of Amendment to Articles of Incorporation of GMMT, Inc. - Nevada
                         changing name to Latitude Solutions, Inc.

          3(i).3         Articles of Incorporation of Planetswater USA Holdings, Inc.

          3(i).4         Certificate of Amendment to Articles of Incorporation of Planetswater USA Holdings,
                         Inc. changing name to Latitude Clean Tech Group, Inc.

          3(i).5         Articles of Incorporation 6709800 Canada, Inc.

          3(ii).6        Bylaws of Latitude Solutions, Inc.

          10.1           Employment Agreement, Harvey Kaye

          10.2           Employment Agreement, Matthew J. Cohen

          10.3           Employment Agreement, Warren V. Blasland, Jr.

          10.4           Employment Agreement, Jan Rowinski

          21.1           List of Subsidiaries of Latitude Solutions, Inc.

          23.1           Consent of Independent Registered Public Accounting Firm
----------------- --------------

                                   SIGNATURES:

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                            LATITUDE SOLUTIONS, INC.



/s/ Harvey Kaye                                                November 12, 2010
------------------------------------------------------------
Harvey Kaye
(Chief Executive Officer/Principal Executive Officer)

/s/ Matthew J. Cohen                                           November 12, 2010
------------------------------------------------------------
Matthew J. Cohen
(Chief Financial Officer/Principal
Accounting Officer)


In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Harvey Kaye                                                November 12, 2010
------------------------------------------------------------
Harvey Kaye, Chairman of the Board of  Directors


/s/ Mathew J. Cohen                                            November 12, 2010
------------------------------------------------------------
Mathew J. Cohen, Director


/s/ Warren V. Blasland, Jr.                                    November 12, 2010
------------------------------------------------------------
Warren V. Blasland, Jr., Director


/s/ Jan Rowinski                                               November 12, 2010
------------------------------------------------------------
Jan Rowinski, Director


/s/ Kenneth Koock                                              November 12, 2010
------------------------------------------------------------
Kenneth Koock, Director